EXECUTION COPY





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                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                                 PLAYCORE, INC.


                             PLAYCORE HOLDINGS, INC.


                                       AND


                            JASDREW ACQUISITION CORP.




                           dated as of April 13, 2000




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


                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I       THE OFFER......................................................2
Section 1.1     The Offer......................................................2
Section 1.2     Company and Acquisition Company Actions........................4
Section 1.3     Directors......................................................5

ARTICLE II      THE MERGER.....................................................6
Section 2.1     The Merger.....................................................6
Section 2.2     Merger Closing.................................................6
Section 2.3     Effective Time.................................................6
Section 2.4     Effect of the Merger...........................................6
Section 2.5     Surviving Corporation Certificate
                  of Incorporation and Bylaws..................................6
Section 2.6     Directors and Officers of the Surviving Corporation............7
Section 2.7     Stockholders' Meeting..........................................7
Section 2.8     Section 253 Merger.............................................8

ARTICLE III     EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
                THE COMPANY AND ACQUISITION COMPANY............................8
Section 3.1     Effect on Capital Stock........................................8
Section 3.2     Dissenting Shares..............................................9
Section 3.3     Payment for Shares............................................10
Section 3.4     Company Options...............................................12
Section 3.5     Other Securities..............................................12

ARTICLE IV      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................13
Section 4.1     Organization, Standing and Qualification......................13
Section 4.2     Certificates; Articles of Incorporation and Bylaws............13
Section 4.3     Capitalization................................................13
Section 4.4     Subsidiaries..................................................14
Section 4.5     Authority.....................................................15
Section 4.6     No Conflict; Required Filings and Consents....................15
Section 4.7     Compliance with Applicable Law................................17
Section 4.8     SEC Reports; Financial Statements.............................17
Section 4.9     No Undisclosed Liabilities....................................17
Section 4.10    Litigation....................................................18
Section 4.11    Information in Disclosure Documents...........................18
Section 4.12    Tax Matters...................................................18
Section 4.13    Benefit Plans; ERISA..........................................20
Section 4.14    Environmental Matters.........................................21
Section 4.15    Certain Events................................................22
Section 4.16    Patents and Other Proprietary Rights..........................23
Section 4.17    Real Property.................................................25
Section 4.18    State Takeover Statutes.......................................26
Section 4.19    Brokers or Finders............................................26



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

Section 4.20    Opinion of Financial Advisor..................................27
Section 4.21    Vote Required.................................................27
Section 4.22    Deposit and Disbursement Accounts.............................27
Section 4.23    Year 2000 Compliance..........................................27
Section 4.24    Title to Assets; Tangible Assets..............................27
Section 4.25    Contracts.....................................................27
Section 4.26    Insurance.....................................................28
Section 4.27    Expenses......................................................29
Section 4.28    Employees.....................................................29
Section 4.29    Inventory.....................................................30
Section 4.30    Notes and Accounts Receivable.................................30
Section 4.31    Certain Business Relationships with the
                  Company and its Subsidiaries................................30
Section 4.32    Major Customers and Suppliers.................................30
Section 4.33    Product Warranty and Product Liability........................31
Section 4.34    Non-Compete Agreements........................................32

ARTICLE V       REPRESENTATIONS AND WARRANTIES OF PARENT
                AND ACQUISITION COMPANY.......................................32
Section 5.1     Organization and Qualification................................32
Section 5.2     Authority, Validity and Effect of Agreements..................32
Section 5.3     No Conflict; Required Filings and Consents....................32
Section 5.4     Information...................................................33
Section 5.5     Sufficient Funds..............................................33
Section 5.6     Brokers.......................................................33
Section 5.7     Acquisition Company...........................................34
Section 5.8     Knowledge.....................................................34

ARTICLE VI      COVENANTS.....................................................35
Section 6.1     Conduct of Business of the Company............................35
Section 6.2     Access to Information.........................................37
Section 6.3     Further Assurances............................................37
Section 6.4     Consents......................................................38
Section 6.5     Publicity.....................................................38
Section 6.6     Employee Matters..............................................39
Section 6.7     No Solicitation...............................................39
Section 6.8     Notification of Certain Matters...............................41
Section 6.9     Indemnification and Insurance.................................41
Section 6.10    Performance by the Purchaser and Company......................42



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

Section 6.11    No Waivers or Amendments......................................42
Section 6.12    Matters Relating to the Financing Agreements..................42
Section 6.13    Financial Statements..........................................43
Section 6.14    Representations, Warranties and Agreements....................43
Section 6.15    Breach of Representations and Warranties......................43

ARTICLE VII     CONDITIONS TO MERGER..........................................43
Section 7.1     Conditions to Each Party's
                  Obligation to Effect the Merger.............................43

ARTICLE VIII    TERMINATION...................................................44
Section 8.1     Termination...................................................44
Section 8.2     Effect of Termination.........................................45
Section 8.3     Fees, Expenses and Other Payments.............................46

ARTICLE IX      MISCELLANEOUS.................................................48
Section 9.1     Amendment and Modification....................................48
Section 9.2     Entire Agreement; Assignment..................................48
Section 9.3     Validity......................................................48
Section 9.4     Notices.......................................................48
Section 9.5     Governing Law.................................................50
Section 9.6     Descriptive Headings..........................................50
Section 9.7     Counterparts..................................................50
Section 9.8     Obligation of Parent..........................................50
Section 9.9     Certain Definitions...........................................50
Section 9.10    Specific Performance..........................................51
Section 9.11    No Third Party Beneficiary....................................51
Section 9.12    Interpretation................................................51
Section 9.13    Waivers.......................................................52


                                     Annexes

Annex A  -  Conditions to the Offer

                            INDEX OF PRINCIPAL TERMS

                                                                         Section
Term                                                                     Number
----                                                                     -------

1992 Option Plan.....................................................        3.4
1996 Option Plan.....................................................        3.4
Acceptance Date......................................................        6.1
Acquisition Company..................................................   Recitals
Acquisition Company Option...........................................   Recitals
Acquisition Company Option Shares....................................   Recitals
Acquisition Company's Designees......................................     1.3(a)
Acquisition Proposal.................................................     6.7(a)
Additional Expenses..................................................       6.11
Additional Shares....................................................     1.1(a)
Affiliate............................................................     9.9(a)
Affiliated Transactions..............................................       4.31
Agreement............................................................    Annex A
Amended Charter......................................................        2.5
Board of Directors...................................................   Recitals
Board Percentage.....................................................     1.3(a)
Capital Contribution.................................................       6.10
Cashed Out Shares....................................................     3.3(b)
Cash Merger Consideration............................................  3.1(c)(i)
Certificate of Merger................................................        2.3
Certificates.........................................................     3.3(b)
Change in Control....................................................     6.6(a)
Closing Date.........................................................        2.2
Code.................................................................     3.3(f)
Commonly Controlled Entity...........................................    4.13(a)
Company..............................................................   Recitals
Company Common Stock.................................................   Recitals
Company Disclosure Schedule.......................................... Article IV
Company Expense Cap..................................................       6.11
Company Expenses.....................................................       4.27
Company Intellectual Property........................................       4.16
Company Material Adverse Effect......................................     9.9(b)
Company Options......................................................        3.4
Company Preferred Stock..............................................        4.3
Company Representatives..............................................        6.2
Company SEC Reports..................................................        4.8
Company Securities...................................................        4.3
Company Voting Securities............................................ 8.3(b)(ii)
Confidentiality Agreement............................................        6.2
Consent..............................................................     4.6(b)



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

                                                                         Section
Term                                                                     Number
----                                                                     -------

Consummation of the Transactions.....................................     4.6(a)
Contracts............................................................     4.6(a)
control..............................................................     9.9(a)
controlled by........................................................     9.9(a)
controlling..........................................................     9.9(a)
Convertible Debentures...............................................        4.3
DGCL.................................................................   Recitals
Dissenting Shares....................................................        3.2
Effective Time.......................................................        2.3
Employee Agreements..................................................    4.13(a)
employee benefit plan................................................    4.13(a)
employee pension benefit plans.......................................    4.13(b)
Environmental Laws...................................................       4.14
ERISA................................................................    4.13(a)
excess parachute payment.............................................    4.13(j)
Exchange Act.........................................................     1.1(a)
Exchange Shares......................................................     3.3(b)
Expense Agreements...................................................       4.27
Expenses.............................................................     8.3(b)
Expiration Date......................................................     1.1(a)
Financial Statements.................................................        4.8
Financing Agreements.................................................        5.5
Financings...........................................................       4.22
GAAP.................................................................        4.8
GG Securities........................................................   Recitals
Governmental Entity..................................................     4.6(b)
Hazardous Materials..................................................    4.14(a)
Heartland Financials.................................................        4.8
herein...............................................................       9.12
hereof...............................................................       9.12
herewith.............................................................       9.12
HSR Act..............................................................     4.6(b)
include..............................................................       9.12
includes.............................................................       9.12
including............................................................       9.12
Indebtedness.........................................................     4.6(c)
Independent Directors................................................     1.3(c)
knowledge............................................................     9.9(c)
latent defect........................................................    4.17(h)
Laws.................................................................     4.6(a)
Leases...............................................................    4.17(b)

                                                                         Section
Term                                                                     Number
----                                                                     -------

Liens................................................................     3.3(b)
Merger...............................................................   Recitals
Merger Closing.......................................................        2.2
Merger Fund..........................................................     3.3(a)
Minimum Condition....................................................     1.1(a)
MM Agreement.........................................................   Recitals
MM Warrant Holders...................................................   Recitals
MM Warrants..........................................................   Recitals
Most Recent Balance Sheet............................................        4.9
New Management Agreements............................................     4.6(c)
Offer................................................................   Recitals
Offer Closing........................................................   Recitals
Offer Documents......................................................     1.1(c)
Offer Fund...........................................................     3.3(a)
Offer Price..........................................................   Recitals
Offer to Purchase....................................................     1.1(b)
Option Exercise Shares...............................................   Recitals
Option Holders.......................................................   Recitals
Option Plans.........................................................        3.4
Option Waiver and Consent Agreements.................................   Recitals
Orders...............................................................     4.6(a)
Other Contracts......................................................       4.23
Other Filings........................................................       4.11
Parent...............................................................   Recitals
Parent Disclosure Schedule...........................................  Article V
Parent Expenses......................................................     8.3(c)
Parent Representatives...............................................        6.2
Payment Agent........................................................     3.3(a)
Payment Fund.........................................................     3.3(a)
Permits..............................................................        4.7
Permitted Encumbrances...............................................     9.9(d)
Person...............................................................     3.3(b)
Plans................................................................    4.13(a)
Products.............................................................    4.32(c)
prohibited transaction...............................................    4.13(f)
Property.............................................................    4.17(a)
Proxy Statement...................................................... 2.7(a)(ii)
Sales Representatives................................................    4.32(c)
Schedule TO..........................................................     1.1(c)
SEC..................................................................     1.1(c)
SEC Financial Statements.............................................        4.8

                                                                         Section
Term                                                                     Number
----                                                                     -------

Securities Act.......................................................        4.8
Securities Law Compliance Fees.......................................     8.3(a)
Series B Common Stock................................................        4.3
Shares...............................................................   Recitals
Short Form Condition.................................................     1.1(a)
single employer......................................................    4.13(a)
Software.............................................................       4.23
Stock Agreement......................................................   Recitals
Stockholders' Approval...............................................       4.21
Stockholders' Meeting................................................  2.7(a)(i)
subsidiaries.........................................................     9.9(e)
Subsidiary...........................................................     9.9(e)
Successor Corporation Shares......................................... 3.1(c)(ii)
Superior Proposal....................................................     6.7(a)
Surviving Corporation................................................        2.1
Tax Return...........................................................    4.12(e)
Taxes................................................................    4.12(e)
Tendered Shares......................................................     1.1(a)
Termination Fee......................................................  8.3(b)(i)
the date hereof......................................................       9.12
the date of this Agreement...........................................       9.12
Third Party Acquirer................................................. 8.3(b)(ii)
Third Party Transaction.............................................. 8.3(b)(ii)
Third Person.........................................................     6.7(a)
under common control with............................................     9.9(a)
Unforeseen Circumstances.............................................       6.11
Violation............................................................     4.6(a)
Waiver and Debt Satisfaction Agreements..............................     4.6(c)
Warrants.............................................................   Recitals
without limitation...................................................       9.12

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of April 13, 2000, by and among PlayCore, Inc., a Delaware corporation (the "Company"), PlayCore Holdings, Inc., a Delaware corporation ("Parent"), and Jasdrew Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition Company").

     WHEREAS, upon the terms and subject to the conditions of this Agreement, Acquisition Company shall merge with and into the Company (the "Merger") in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

     WHEREAS, the board of directors (the "Board of Directors") of the Company has determined that this Agreement and the Merger is advisable, fair to and in the best interests of the Company and its stockholders upon the terms and subject to the conditions set forth herein, has approved the Merger, this Agreement and the other transactions contemplated hereby and has recommended approval of the Merger and this Agreement by the stockholders of the Company;

     WHEREAS, the Boards of Directors of Parent and Acquisition Company have each declared advisable and approved the Merger and this Agreement in accordance with the DGCL, upon the terms and subject to the conditions set forth herein;

     WHEREAS, in accordance with the terms hereof, the Acquisition Company and the Company shall commence a joint tender offer (the "Offer") to purchase for cash all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (collectively, the "Shares" or the "Company Common Stock"), at a price of $10.10 per Share, net to the seller in cash (such price, or such higher price per Share as may be paid in the Offer, being referred to herein as the "Offer Price"), upon the terms and subject to the conditions of this Agreement and the Offer;

     WHEREAS, to satisfy a condition to Parent and Acquisition Company entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement: (i) certain securities holders of the Company have entered into an agreement (the "Stock Agreement") with Parent, Acquisition Company and the Company, pursuant to which such stockholders have agreed, among other matters, on the first business day after the Acceptance Date (as defined), to sell to Acquisition Company all of their securities of the Company (the "GG Securities"), for consideration equal to, on an as exercised or converted basis, if applicable, the Offer Price per share, less any exercise price thereof; (ii) certain holders (the "MM Warrant Holders") of warrants to purchase Company Common Stock (the "MM Warrants", and together with warrants which are part of the GG Securities, the "Warrants") have entered into an agreement with the Company and Acquisition Company (the "MM Agreement"), pursuant to which, among other matters, the MM Warrant Holders have agreed to sell all of their MM Warrants immediately after the closing of the Offer (the "Offer Closing") and Acquisition Company (if the Short Form Condition (as defined) is met) or the Company (if the Short Form Condition is not met) will acquire the MM Warrants for consideration equal to the Offer Price per Share less the exercise price thereof; and (iii) certain holders (the "Option Holders") of Company Options (as defined) have entered into an agreement with the Company, Parent and Acquisition Company (the "Option Waiver and Consent Agreements"), pursuant to which, among other matters, the Option Holders have agreed (x) (i) if the Short Form Condition is met to exercise all of their Company Options immediately after the Offer Closing and to sell, and Acquisition Company has agreed to acquire, all of the Shares issued upon such exercise (collectively, the "Option Exercise Shares"), for consideration equal to the Offer Price per Share, or (ii) if the Short Form Condition is not met, not to exercise their Company Options and to exchange their Company Options in the Merger as provided in Section 3.5 hereof and (y) to tender in the Offer all Shares (other than the Option Exercise Shares) then owned by them;

     WHEREAS, of the Boards of Directors of the Company and Acquisition Company have approved the making of the Offer and the Board of Directors of the Company has determined to recommend that stockholders of the Company tender their Shares pursuant to the Offer;

     WHEREAS, the Company has granted to Acquisition Company an option (the "Acquisition Company Option") to acquire from the Company in certain circumstances a sufficient number of Shares (the "Acquisition Company Option Shares"), when taken together with all other outstanding Shares to be acquired by Acquisition Company at or immediately following the Offer Closing, to permit the Merger to be effected pursuant to Section 253 of the DGCL.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                    THE OFFER

     Section 1.1  The Offer.

          (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1 hereof, as promptly as practical after the date hereof (but in no event later than the fifth business day following the public announcement of the execution hereof), the Company and Acquisition Company shall commence the Offer to purchase all of the issued and outstanding Shares at the Offer Price per Share. The initial expiration date for the Offer shall be the twentieth (20th) business day from and after the date the Offer is commenced, including the date of commencement as the first business day in accordance with Rule 13e-4 of the Securities Act of 1934, as amended (the "Exchange Act") (such initial expiration date as it may be extended in accordance with the terms of this Agreement, the "Expiration Date"). The obligations of the Company and/or Acquisition Company to accept for payment and to pay for Shares validly tendered on or prior to the Expiration Date and not withdrawn (the "Tendered Shares") shall be subject only to (i) there being validly tendered and not withdrawn prior to the expiration of the Offer 1,367,947 Tendered Shares consisting of at least a majority of the Shares (excluding any Shares owned by any officer, director or Affiliate of the Company, and Shares which are issuable upon exercise of Company Options held by Option Holders and Warrants, and upon the conversion of Convertible Debentures held by Affiliates of the Company (all such excluded Shares, the "Additional Shares")) currently outstanding (the "Minimum Condition") and (ii) the other conditions set forth in Annex A hereto. The Company or Acquisition Company shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment and purchase, as soon as practicable after the Expiration Date, all Shares validly tendered and not withdrawn prior to the Expiration Date. In the event that the number of Tendered Shares, plus the Additional Shares and the shares issuable upon exercise of the Acquisition Company Option, without duplication, would permit the Merger to be effected pursuant to Section 253 of the DGCL (the "Short Form Condition"), all Tendered Shares shall be purchased by Acquisition Company, failing which Tendered Shares having an aggregate purchase price of $72.5 million less the purchase price of the GG Securities shall be acquired by Acquisition Company and the balance of the Tendered Shares shall be acquired by the Company upon the Offer Closing.

          (b) The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") containing the terms set forth in this Agreement and the conditions set forth in Annex A hereto. Neither the Company nor Acquisition Company shall (i) increase or decrease the Offer Price or change the form of consideration payable pursuant to the Offer, (ii) decrease the number of Shares sought to be purchased in the Offer, (iii) amend or waive satisfaction of the conditions set forth in Annex A attached hereto, (iv) impose any additional conditions or amend any other term or condition of the Offer or (v) extend the expiration date of the Offer beyond the initial Expiration Date, in each case without the prior written consent of Parent. The Company and Acquisition Company shall waive or modify any condition set forth in clause (v)(a) (other than in clause (v)(a)(i)(B)), (d) and (f) of Annex A if so requested in writing by Parent. The Company and Acquisition Company agree that, subject to the right of termination set forth in Section 8.1 (other than Section 8.1(d)(i)), in the event the Company or Acquisition Company are unable to consummate the Offer on or prior to the Expiration Date due to the failure of any condition set forth in Annex A hereto to be satisfied or waived, the Company and Acquisition Company shall, if requested by Parent (but only if in the reasonable judgement of the parties hereto, there is a reasonable likelihood that all of the conditions set forth in Annex A hereto can be satisfied or waived on or before May 19, 2000), extend the Offer until the earlier of (i) the later of (A) May 19, 2000 and (B) such later date which is 10 business days after the Company terminates third party discussions or negotiations as required by Section 6.7(d) below, or (ii) such time as such conditions are satisfied or waived; provided, that, the Company shall be permitted but shall not be obligated to extend the Offer if Parent or Acquisition Company is in breach in any material respect of its covenants, agreements, representations or warranties contained in this Agreement. Subject to the terms and conditions of the Offer, the parties shall use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Offer. In addition, Company and Parent agree that Company and Acquisition Company shall have the right by mutual agreement to extend the offer beyond the initial Expiration Date; provided, that, all conditions to the Offer other than the Minimum Condition and the conditions set forth in clause (iii) and (v)(g) of Annex A hereto shall have been satisfied or waived as of the Expiration Date.

          (c) As promptly as practicable on the date the Offer is commenced, with respect to the Offer, the Company and Acquisition Company, together with such other persons as shall be required to be included as parties to such filing, if any, shall file with the Securities and Exchange Commission (the
"SEC"), a Transaction Statement on Schedule TO which shall comply with Rule 13(e)(3) (together with any amendments and supplements thereto and including the exhibits thereto (the "Schedule TO"). The Schedule TO shall contain or incorporate by reference the Offer to Purchase and a form of letter of transmittal and any other documents related to the Offer (the Schedule TO, the Offer to Purchase, the letter of transmittal and such other documents, together with any amendments and supplements thereto, shall be collectively referred to herein as the "Offer Documents"). The Offer Documents shall comply in all material respects with the provisions of applicable federal securities laws. The Company shall take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to the stockholders of the Company, in each case as and to the extent required by applicable federal securities laws. The Company, Acquisition Company and Parent shall promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall become false or misleading in any material respect, and Company and Acquisition Company shall take all steps necessary to cause the Offer Documents, as so corrected, to be filed with the SEC and to be disseminated to the stockholders of the Company, in each case as and to the extent required by applicable federal securities laws. Each of the Company and its counsel, on the one hand, and Parent and Acquisition Company and their counsel, on the other hand, shall be given a reasonable opportunity to review and comment upon the Offer Documents before they are filed with the SEC. In addition, the Company shall provide Parent and its counsel in writing with any comments or other communications that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments or other communications.

     Section 1.2 Company and Acquisition Company Actions. Each of the Company and Acquisition Company hereby approves of, consents to and agrees to undertake the Offer and represents that its Board of Directors at a meeting duly called and held has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are advisable, fair to and in the best interests of its respective stockholders, (ii) approved this Agreement, the Stock Agreement and the transactions contemplated hereby, including the Offer and the Merger, (iii) in the case of the Company, resolved to recommend, subject to its fiduciary obligations under applicable law, that the stockholders of the Company accept the Offer and tender their Shares thereunder and approve the Merger and this Agreement; provided, that, such recommendation may be withdrawn, modified or amended as provided in Section 6.7 hereof, and (iv) approved this Agreement and the Stock Agreement and the transactions contemplated hereby and thereby.

     Section 1.3  Directors.

          (a) Subject to compliance with the DGCL, the Company's Certificate of Incorporation and other applicable law, promptly upon the Offer Closing and purchase of the GG Securities and from time to time thereafter until the Effective Time, (i) Acquisition Company shall be entitled to designate such number of directors ("Acquisition Company's Designees"), rounded up to the next whole number as will give Acquisition Company representation on the Board of Directors of the Company equal to the greater of (x) a majority of the Board of Directors plus one director and (y) (A) the product of (1) the number of directors on the Board of Directors of the Company (giving effect to any increase in the number of directors pursuant to this Section 1.3) and (2) the percentage that such number of shares of the Company Common Stock owned by Acquisition Company bears to the aggregate number of Shares then outstanding and not owned by the Company minus (B) the number of Independent Directors (as defined below) in office at the time of the Offer Closing (such number being, the "Board Percentage"), and (ii) the Company shall, upon request by Acquisition Company, promptly satisfy the Board Percentage by (x) increasing the size of the Board of Directors of the Company or (y) using reasonable efforts to secure the resignations of, or failing that, remove such number of directors as is necessary to enable Acquisition Company's Designees to be elected or appointed to the Board of Directors of the Company and shall use best efforts to cause Acquisition Company's Designees promptly to be so elected or appointed.

          (b) The Company's obligations to appoint Acquisition Company's Designees to the Board of Directors of the Company shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, if applicable. The Company shall promptly take all actions required pursuant to such Section and Rule in order to fulfill its obligations under this Section, and shall include in the Schedule TO such information with respect to the Company and its officers and directors as is required under such Section and Rule to fulfill such obligations. Parent and Acquisition Company shall supply to the Company and be solely responsible for any information with respect to either of them and their designees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1.

          (c) Following the election of the Acquisition Company's Designees pursuant to this Section and prior to the Effective Time (as defined in Section 2.3), any amendment of this Agreement or the Certificate of Incorporation or Bylaws of the Company, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or waiver of any of the Company's rights hereunder shall require, in addition to the authorization of a majority of the directors of the Company then in office, the authorization of a majority of the directors of the Company then in office who were members of the Board of Directors on the date hereof and are not employees of the Company or any of its Subsidiaries (as defined in Section 9.9) (the "Independent Directors"). If the number of Independent Directors shall be reduced below two for any reason whatsoever, the remaining Independent Director shall designate a Person to fill such vacancy who shall be deemed to be an Independent Director for purposes of this Agreement or, if no Independent Directors then remain, the other directors shall designate two Persons to fill such vacancies who shall not be officers or affiliates of the Company or any of its Subsidiaries, or officers or affiliates of Parent or any of its Subsidiaries, and such Persons shall be deemed to be Independent Directors for purposes of this Agreement. The Independent Directors shall have the authority to retain such counsel and other advisors at the expense of the Company as are reasonably appropriate to the exercise of their duties in connection with this Agreement, subject to approval by the Company of the terms of such retention, which approval shall not be unreasonably withheld.

                                   ARTICLE II

                                   THE MERGER

     Section 2.1 The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions hereof, and in accordance with the applicable provisions of this Agreement and the DGCL, at the Effective Time, Acquisition Company shall be merged with and into the Company, whereupon the separate existence of Acquisition Company shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

     Section 2.2 Merger Closing. The closing of the Merger (the "Merger Closing") shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, 20th Floor, New York, New York 10022, at 10:00 a.m., local time, on a date to be specified by the parties hereto, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VII hereof (the "Closing Date"), unless another date or place is agreed to in writing by the parties thereto.

     Section 2.3 Effective Time. As soon as practicable on the Closing Date, the parties hereto shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") with the Secretary of State of the State of Delaware and shall make all other filings or recordings required by the DGCL with respect to the Merger. The Merger shall become effective on the date specified in the Certificate of Merger (the "Effective Time").

     Section 2.4 Effect of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the properties, rights, privileges, powers and franchises of the Company and Acquisition Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition Company shall become the debts, liabilities and duties of the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred or contracted by it.

     Section 2.5 Surviving Corporation Certificate of Incorporation and Bylaws. At the Effective Time, (i) the certificate of incorporation of the Company shall be amended and restated in its entirety to read as set forth on Annex B hereto (the "Amended Charter") (which certificate of incorporation shall include the provisions required by Section 6.9(a)), and such amended and restated certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, and (ii) subject to Section 6.9(a), the bylaws of the Company shall be amended and restated in their entirety to read as set forth on Annex C hereof, and such amended and restated bylaws shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     Section 2.6 Directors and Officers of the Surviving Corporation. From and after the Effective Time, the board of directors of the Surviving Corporation shall be: Todd R. Berman, Michael S. Shein, Jeffrey R. Larsen, Frederic L. Contino and Michael J. Rolland, and the officers of the Surviving Corporation shall be the officers of the Company immediately prior to the Effective Time, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and bylaws.

     Section 2.7  Stockholders' Meeting.

          (a) The Company, acting through its Board of Directors, shall, in accordance with applicable law (unless the Merger is consummated pursuant to DGCL Section 253):

               (i) as soon as practicable following the Offer Closing, duly call, give notice of, convene and hold a special meeting of the Company's stockholders (the "Stockholders' Meeting") for the purpose of considering and taking action upon this Agreement and approving the Merger;

               (ii) promptly prepare and file with the SEC a preliminary proxy or information statement (including any required amendments to the Schedule TO) relating to the Merger and this Agreement and (x) obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, respond promptly to any comments made by the SEC with respect to the preliminary information or proxy statement and, subject to compliance with SEC rules and regulations, cause a notice of a special meeting and a definitive information or proxy statement (the "Proxy Statement") to be mailed to the stockholders of the Company as promptly as practicable and (y) use reasonable efforts to obtain the necessary approvals of the Merger and this Agreement by the stockholders of the Company; and

               (iii) subject to its fiduciary obligations under applicable law, include in the Proxy Statement the recommendation of the Company's Board of Directors that stockholders of the Company vote in favor of the adoption of this Agreement.

          (b) Parent and Acquisition Company will furnish to the Company any and all information relating to Parent and Acquisition Company required under the Exchange Act and the rules and regulations thereunder to be set forth in the Proxy Statement.

          (c) The Company shall consult with Parent and Acquisition Company with respect to the Proxy Statement (and any amendments or supplements thereto) and shall afford Parent and Acquisition Company reasonable opportunity to comment thereon prior to its finalization. The Company shall provide Parent and its counsel in writing with any comments or other communications that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement (and any amendments or supplements thereto) promptly after receipt of such comments or other communications. If, at any time prior to the Stockholders' Meeting, any event shall occur relating to the Company or the transactions contemplated by this Agreement which should be set forth in an amendment or a supplement to the Proxy Statement, the Company will promptly notify in writing Parent and Acquisition Company of such event. In such case, the Company, with the cooperation of Parent and Acquisition Company, will promptly prepare and mail such amendment or supplement and the Company shall consult with Parent and Acquisition Company with respect to such amendment or supplement and shall afford Parent and Acquisition Company reasonable opportunity to comment thereon prior to such mailing. The Company agrees to notify Parent and Acquisition Company at least three (3) days prior to the mailing of the Proxy Statement (or any amendment or supplement thereto) to the Stockholders of the Company.

          (d) Parent agrees that it will vote, or cause to be voted, all of the Shares then owned by it, Acquisition Company or any of its other Subsidiaries in favor of the approval of the Merger and the adoption of this Agreement and to take or cause to be taken all additional corporate actions necessary for Acquisition Company to adopt and approve this Agreement and the transactions contemplated hereby.

     Section 2.8 Section 253 Merger. Notwithstanding the foregoing, in the event that the Short Form Condition is met, the parties hereto agree, at the request of Parent, subject to Article VII, to take all necessary and appropriate action to cause the Merger to become effective, in accordance with Section 253 of the DGCL, as soon as reasonably practicable after the Offering Closing, without a meeting of the shareholders of the Company.

                                  ARTICLE III

                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                     OF THE COMPANY AND ACQUISITION COMPANY

     Section 3.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent or Acquisition Company, or any holder of any shares of Company Common Stock or capital stock of Parent or Acquisition Company:

          (a) Cancellation of Common Stock of Acquisition Company. Each issued and outstanding share of common stock, par value $0.01 per share, of Acquisition Company shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (b) Cancellation of Treasury Stock. Each share of Company Common Stock that is owned by the Company as treasury stock shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c)  Treatment of Company Common  Stock.  Each issued share of Company
Common Stock (other than Shares to be cancelled in accordance with Section 3.1(b) hereof, and any Dissenting Shares (as defined in Section 3.2 hereof)):

               (i) except as otherwise provided in clause (ii), outstanding at the Effective Time shall be converted into the right to receive, in cash, the Offer Price, without interest thereon (the "Cash Merger Consideration"), upon surrender of the certificate formerly representing such share of Company Common Stock in accordance with Section 3.3 hereof; or

               (ii) held by Parent or Acquisition Company shall be converted into the right to receive an aggregate of 725,000 fully paid and nonassessable shares (the "Successor Corporation Shares") of common stock, par value $0.01 per share, of the Surviving Corporation.

          (d) Cancellation and Retirement of Certain Company Common Stock. Each share of Company Common Stock to be converted into the right to receive the Cash Merger Consideration or the Successor Corporation Shares pursuant to Section 3.1(c) hereof, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Cash Merger Consideration or Successor Corporation Shares, as the case may be, therefor upon the surrender of such certificate in accordance with Section 3.3 hereof.

     Section 3.2 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time that are held by a holder who has not voted in favor of the Merger and who has delivered a written demand for appraisal of such Shares in accordance with
Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Cash Merger Consideration as provided in Section 3.1 hereof, unless and until such holder fails to perfect or effectively withdraws or otherwise loses such holder's right to appraisal and payment under the DGCL. Such holder shall be entitled to receive payment of the appraised value of such Shares in accordance with the provisions of the DGCL; provided, that, such holder complies with the provisions of Section 262 of the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or otherwise loses such holder's right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Cash Merger Consideration, without interest thereon. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares, and, prior to the Effective Time, Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

     Section 3.3  Payment for Shares.

          (a) Payment Agent. Prior to the commencement of the Offer, the Company and Acquisition Company shall appoint a United States bank or trust company mutually acceptable to the Company and Parent to act as payment agent (the "Payment Agent") for the payment of the Offer Price and the Cash Merger Consideration. Prior to the payment time thereof, the Company and Acquisition Company shall deposit or shall cause to be deposited with the Payment Agent in a separate fund established for the benefit of the holders of Shares, for payment upon surrender of the certificates for exchange in accordance with (i) the Offer to Purchase, in the case of the Offer, and (ii) this Article III, in the case of the Merger, through the Payment Agent (in the case of the Offer, the "Offer Fund" and in the case of the Merger, the "Merger Fund" and collectively with the Offer Fund, the "Payment Fund"), immediately available funds in amounts necessary to make the payments pursuant to the Offer by each of the Company and Acquisition Company (in the case of the Offer) and this Article III (in the case of the Merger) to holders of Shares (other than Shares held by (i) the Company or any subsidiary of the Company or Parent, Acquisition Company or any other subsidiary of Parent, or (ii) holders of Dissenting Shares). The Payment Agent shall pay the Offer Price out of the Offer Fund and the Cash Merger Consideration out of the Merger Fund.

     The Payment Agent shall invest the Payment Fund as directed by Parent in obligations of, or guaranteed by, the United States of America, in commercial paper obligations rates A-1 or P-1 or better by Moody's Investor Services or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or bankers' acceptances of commercial banks with capital exceeding $500 million, in each case with maturities not exceeding five (5) days. All earnings on the Offer Fund shall inure to the benefit of the Company and all earnings on the Merger Fund shall inure to the benefit of Parent. If for any reason (including losses), the Payment Fund is inadequate to pay the amounts to which holders of Shares shall be entitled under Article III of this Agreement, the Company shall in any event be liable for payment thereof. The Payment Fund shall not be used for any purpose except as expressly provided in this Agreement.

          (b) Payment/Exchange Procedures. As soon as reasonably practicable (and in any event not later than five (5) business days) after the Effective Time, the Surviving Corporation shall, or shall cause, the Payment Agent, to mail to each holder of record of a certificate or certificates (the "Certificates"), which immediately prior to the Effective Time represented outstanding shares of Company Common Stock entitled to receive the Cash Merger Consideration pursuant to Section 3.1(c)(i) hereof (the "Cashed Out Shares") or the consideration set forth in Section 3.1(c)(ii) with respect to the Shares covered thereby (the "Exchange Shares"): (i) a form of letter of transmittal which shall: (x) specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Payment Agent; (y) contain a representation in a form reasonably satisfactory to Parent as to the good and marketable title of the Shares held by such holder free and clear of liens, claims, options, charges, rights, security interests, limitations, encumbrances and restrictions of any kind ("Liens"); and (z) contain such other customary provisions as the Company and Parent may reasonably specify; and (ii) instructions for use in surrendering such Certificates and receiving the aggregate Cash Merger Consideration, in respect thereof (or the Successor Corporation Shares, in the case of Exchange Shares). Upon the surrender of each Certificate for (i) Cashed Out Shares and subject to applicable withholding, the Payment Agent shall (subject to applicable abandoned property, escheat and similar laws) pay the holder of such Certificate, the Cash Merger Consideration multiplied by the number of Shares formerly represented by such Certificate, and such Certificate shall forthwith be cancelled and (ii) Exchange Shares, the Surviving Corporation shall exchange any Exchange Shares representative thereby for Successor Corporation Shares and such Certificates shall forthwith be cancelled. Until so surrendered, each such Certificate (other than Certificates representing Dissenting Shares) shall represent solely the right to receive the aggregate Cash Merger Consideration or Successor Corporation Shares relating thereto. No interest or dividends shall be paid or accrued on the Cash Merger Consideration. If the Cash Merger Consideration or Successor Corporation Shares (or any portion thereof) is to be delivered to any Person other than the Person in whose name the Certificate formerly representing such Shares is registered, it shall be a condition to such right to receive such Cash Merger Consideration or Successor Corporation Shares that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person surrendering such Certificates shall pay to the Payment Agent, or the Company in the case of Exchange Shares, any transfer or other taxes required by reason of the payment of the Cash Merger Consideration or Successor Corporation Shares to a Person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Payment Agent or the Company, as applicable, that such tax has been paid or is not applicable. For purposes of this Agreement, "Person" shall mean any natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or entity of any kind. Until surrendered as contemplated by this Section 3.3(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Cash Merger Consideration or Successor Corporation Shares, as applicable, without interest thereon.

          (c) Termination of Fund; No Liability. Promptly following the first anniversary of the Effective Time, the Payment Agent shall deliver to the Surviving Corporation all cash, Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Payment Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing a Share may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the aggregate Cash Merger Consideration or Successor Corporation Shares, as applicable, without any interest or dividends thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Payment Agent shall be liable to any holder of a Certificate for Cash Merger Consideration or Successor Corporation Shares, as applicable delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (d) Transfer Books; No Further Ownership Rights by Holders of Certificates in Company Common Stock. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock represented by Certificates on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article III.

          (e) Lost, Stolen or Destroyed Certificates. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Payment Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Cash Merger Consideration due to such Person pursuant to this Agreement.

          (f) Taxes. The Payment Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any shareholder of the Company or Company Option holder such amounts as the Company reasonably and in good faith determines are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Payment Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the shareholder or Company Option holder in respect of which such deduction and withholding was made by the Payment Agent.

     Section 3.4 Company Options. The Company has taken all actions necessary and appropriate to provide that, upon the Effective Time, each then outstanding option and related rights to purchase shares of Company Common Stock or other similar interests (collectively, the "Company Options") granted under (i) the Company's 1996 stock option plan, as amended (the "1996 Option Plan"), and (ii) the Company's 1992 stock option plan, as amended (the "1992 Option Plan", and together with the 1996 Option Plan, the "Option Plans"), whether or not then exercisable or vested, shall be cancelled and, in exchange therefor, each holder of such Company Option shall receive an amount in cash in respect thereof, if any, equal to the product of (i) the excess, if any, of the Cash Merger Consideration over the per Share exercise price thereof and (ii) the number of shares of Company Common Stock subject thereto (such payment to be net of applicable withholding taxes).

     Section 3.5  Other Securities.

          (a) Warrants. In the event that any Warrants are outstanding at the Effective Time, they shall be cancelled in the Merger and each holder of such Warrant (other than Parent, Acquisition Company or the Company) shall receive an amount in cash, if any, equal to the product of (i) the excess, if any, of the Cash Merger Consideration over the per Share exercise price thereof and (ii) the number of Shares of Company Common Stock subject thereto.

          (b) Convertible Debentures. Within two business days after the Offer Closing, the Company shall send a notice of redemption of any then outstanding Convertible Debentures (as defined).

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as otherwise as set forth in the schedule delivered by the Company to Parent and Acquisition Company upon execution of this Agreement (the "Company Disclosure Schedule") (an item disclosed in one section of the Disclosure Schedule which is relevant to another section of the Disclosure Schedule shall be deemed disclosed in such other section, but only if a person reading such item would reasonably conclude that such item is relevant to the other section), the Company represents and warrants to Parent and Acquisition Company as follows:

     Section 4.1 Organization, Standing and Qualification. Each of the Company and its Subsidiaries (as defined herein) (i) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization; (ii) has all requisite corporate power and authority and legal right to own, lease and operate its properties and to carry on its business as now being conducted; and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary and good standing necessary.

     Section 4.2 Certificates; Articles of Incorporation and Bylaws. The Company has heretofore delivered to Parent a complete and correct copy of the certificate/articles of incorporation and the bylaws of each of the Company and its Subsidiaries, each as amended to the date hereof and a copy of which is set forth in Section 4.2 of the Company Disclosure Schedule. Neither the Company nor any of its Subsidiaries are in default or violation of any provision of their respective certificates/articles of incorporation or equivalent organizational documents. The minute books (containing the records of meetings of the stockholders, the Board of Directors, and any committees of the Board of Directors) evidence all Board of Directors and stockholder actions, and the stock certificate books and the stock record books of each of the Company and its Subsidiaries (copies of which have been delivered to Parent) are correct and complete.

     Section 4.3 Capitalization. The authorized capital stock of the Company consists of 26,750,000 shares of Company Common Stock of which 1,750,000 shares of Company Common Stock have been designated as Class B Common Stock, par value $0.01 per share (the "Series B Common Stock"), and 5,000,000 shares of preferred stock, par value $0.01 per share (the "Company Preferred Stock"). As of the close of business on April 13, 2000, (a) 7,960,304 shares (including restricted stock) of Company Common Stock were issued and outstanding, (b) 3,634,385 shares of Company Common Stock were held by the Company in its treasury, and (c) no shares of Series B Common Stock or Company Preferred Stock were issued and outstanding. The Company has issued Company Options, 10% Convertible

Subordinated Debentures ("Convertible Debentures") and Warrants, in the amounts and held by the Persons set forth on Section 4.3 of the Company Disclosure Schedule. Section 4.3 of the Company Disclosure Schedule also sets forth the exercise or conversion price for all outstanding Company Options, Warrants and Convertible Debentures. The Company has no shares of capital stock reserved for issuance, except that, as of the date hereof, there are (i) 1,710,000 shares of the Common Stock reserved for issuance pursuant to Company Options granted pursuant to the Option Plans, of which 1,287,893 such Shares are subject to outstanding Company Options, (ii) 1,514,590 shares of Common Stock reserved for issuance upon conversion of Convertible Debentures and (iii) 685,379 shares of Common Stock reserved for issuance upon exercise of Warrants. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in this
Section 4.3 or on Section 4.3 of the Company Disclosure Schedule and except for changes after the date hereof, resulting from the exercise of Company Options, Convertible Debentures or Warrants outstanding on the date hereof, there are no outstanding (1) shares of capital stock or other voting securities of the Company, (2) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company (3) options, exchange rights, restricted stock, other stock based compensation awards, and no other rights to acquire or commitments from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company and (4) stock appreciation, phantom stock, or profit participation rights with respect to the Company (the items in clauses (1), (2), (3) and (4) being referred to collectively as the "Company Securities"). Except as set forth in this Section 4.3 or on Section 4.3 of the Company Disclosure Schedule, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities and there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of the Company.

     Section 4.4 Subsidiaries. Section 4.4 of the Company Disclosure Schedule sets forth for each Subsidiary of the Company (a) its name and jurisdiction of incorporation, (b) the number of shares of authorized capital stock of each class of its capital stock, (c) the number of issued and outstanding shares of each class of its capital stock, the names of the beneficial and record holders thereof, and the number of shares held by each such holder, and (d) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and are validly issued, fully paid and non-assessable. The outstanding shares of each Subsidiary of the Company, and such Shares are owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), options, warrants, purchase rights, contracts, commitments, equities, claims or other Liens. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require any of the Company or any of its Subsidiaries to sell, transfer or otherwise cause to become outstanding any of the capital stock of any Subsidiaries of the Company. There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to any Subsidiary of the Company. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company. None of the Company nor any of its Subsidiaries
(i) controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, business association or other Person which is not a Subsidiary of the Company, (ii) has engaged in any joint venture with any other Person, or (iii) has entered into any agreement or arrangement with respect to any matters referred to in clauses (i) and (ii) above.

     Section 4.5 Authority. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of the Merger and this Agreement by holders of the Shares to the extent required by the Company's certificate of incorporation and by applicable law). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery of this Agreement by Parent and Acquisition Company, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

     Section 4.6  No Conflict; Required Filings and Consents.

          (a) The execution, delivery and performance of this Agreement and any of the agreements contemplated hereby by the Company, the consummation by the Company of the transactions contemplated hereby or thereby or the compliance by the Company with any of the provisions hereof or thereof (collectively, "Consummation of the Transactions") do not or will not (i) conflict with or violate the certificate of incorporation or bylaws of the Company or the comparable organizational documents of any of the Subsidiaries; (ii) conflict with or violate any statute, ordinance, rule, regulation, law (collectively, "Laws") or any order, judgment, writ, injunction, ruling or decree (collectively, "Orders") applicable to the Company or the Subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, or (iii) except as set forth on Section 4.6(a) of the Company Disclosure Schedule, result in a violation or breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, modification or cancellation of, or result in any loss of any benefit, or the creation of any Lien on any of the property or assets of the Company or any of the Subsidiaries (any of the foregoing referred to in clause (ii) or this clause
(iii) being a "Violation") under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument, arrangement or obligation ("Contracts") to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their respective properties may be bound or affected.

          (b) None of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or the compliance by the Company with any of the provisions hereof will require any consent, waiver, approval, authorization or permit of, or registration or filing with or notification to (any of the foregoing being a "Consent"), any government or subdivision thereof, or any administrative, governmental or regulatory authority, agency, commission, tribunal or body, domestic, foreign or supranational (a "Governmental Entity"), except for (i) compliance with any applicable requirements of the Exchange Act;
(ii) the filing of the Certificate of Merger pursuant to the DGCL; and (iii) compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

          (c) As of the date hereof, the Company has entered into written agreements with other parties to the Contracts (i) listed on Section 4.6(a) of the Company Disclosure Schedule relating to the potential Violations thereof,
(ii) relating to the Company's Indebtedness listed on Section 4.6(c) of the Company Disclosure Schedule (collectively, the "Waiver and Debt Satisfaction Agreements"). The Company has also entered into the Management Employment and Severance Agreements set forth on Section 4.6(c) of the Company Disclosure Schedule (the "New Management Agreements"). After giving effect to the Waiver and Debt Satisfaction Agreements: (i) Consummation of the Transactions will not result in any Violation of any Contract and (ii) other than the Convertible Debentures not owned by Affiliates of the Company, the Company and its Subsidiaries will have no Indebtedness outstanding other than the Financings at the time of the Offer Closing. For purposes of this Agreement "Indebtedness" of any Person shall mean without duplication (A) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith and only to the extent reserved for on the Most Recent Balance Sheet, (B) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (C) all obligations evidenced by notes, bonds, debentures or similar instruments, (D) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (E) all capital lease obligations,
(F) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (G) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, and (H) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

     Section  4.7  Compliance   with   Applicable   Law.  The  Company  and  its
Subsidiaries are in compliance in all respects with all applicable Laws and Orders of any Governmental Entity, and neither the Company nor any of its Subsidiaries has received notification of any asserted present or past failure to so comply. No investigation, review, inquiry, action, claim, demand or proceeding by any Governmental Entity with respect to the Company and its Subsidiaries is pending, or, to the knowledge of the Company, threatened. The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, Orders, registrations and approvals from or of, have made all filings with, and have given all notices to, all Governmental Entities that are necessary for the operation of their businesses (the "Permits"). The Company and its Subsidiaries are in substantial compliance with the terms of the Permits.

     Section 4.8 SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it with the SEC pursuant to the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act") since January 1, 1997 (as such documents have been amended since the date of their filing, collectively, the "Company SEC Reports"). The Company SEC Reports, as of their respective filing dates, or if amended, as of the date of the last such amendment (a) complied with the requirements of the Exchange Act and the Securities Act and all rules and regulations promulgated thereunder applicable to such Company SEC Reports, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Reports, including any financial statements included in any Company SEC Reports to be delivered prior to the Closing Date (collectively, the "SEC Financial Statements"), complied (or will comply, as the case may be) as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The (i) SEC Financial Statements, (ii) unaudited consolidated balance sheets at January 31, 2000 and February 28, 2000 and the related statements of income and cash flows of the Company and its Subsidiaries for the months then ended, (iii) the audited consolidated balance sheet at January 31, 1999 and the related statements of income and cash flows of Heartland Industries, Inc. and its subsidiaries (the "Heartland Financials") for the fiscal year then ended previously delivered to Parent, and (iv) the financial statements to be delivered pursuant to Section 6.16 hereof (collectively, the "Financial Statements"), have been prepared in accordance with United States generally accepted accounting principles ("GAAP") (except as may be indicated in the notes thereto) applied on a consistent basis and fairly present the consolidated financial position of Company and its Subsidiaries (or Heartland Industries, Inc. and its subsidiaries, in the case of the Heartland Financials) as of the respective dates thereof and the results of their consolidated operations and cash flows for the respective periods or as of the respective dates set forth therein (subject, in the case of the unaudited financial statements, to normal recurring year-end audit adjustments).

     Section 4.9 No Undisclosed Liabilities. There are no liabilities of the Company or its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, due, to become due, determined, determinable or otherwise, except for
(a) liabilities accrued or reserved against the most recent balance sheet included in the Company SEC Report containing financial statements filed most recently on or prior to the date of this Agreement (the "Most Recent Balance Sheet"), (b) liabilities which have arisen after the date of the Most Recent Balance Sheet in the ordinary course of business consistent with past practice (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law, (c) liabilities or obligations to perform or pay under the executory portion of any contract of the Company or its Subsidiaries, (d) liabilities which are covered by insurance owned by the Company or any direct or indirect subsidiary thereof, or (e) liabilities, the failure of which to disclose on the Company Disclosure Schedule would constitute a breach of any representations or warranties in this Article IV but for any "knowledge" qualification contained therein.

     Section 4.10 Litigation. There is no action, claim, demand, suit or proceeding pending or, to the knowledge of the Company, threatened, involving the Company or any of its Subsidiaries, by or before any court, arbitrator(s) or Governmental Entity. None of the Company or any of its Subsidiaries is subject to any outstanding Orders.

     Section 4.11 Information in Disclosure Documents. None of the information supplied or to be supplied in writing by the Company, or any of its officers, directors, employees, representatives or agents, specifically for inclusion or incorporation by reference in the Offer Documents, the Schedule TO, the Proxy Statement or other document to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated hereby (the "Other Filings"), including any amendments or supplements thereto, shall, at the respective times filed with the SEC or such other Governmental Entity or first published, sent or given to the Company's stockholders, and, in addition, in the case of the Proxy Statement, at the time of the Stockholders' Meeting and the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading. Notwithstanding the foregoing, the Company does not make any representation or warranty with respect to the information that has been supplied by Parent or Acquisition Company or their officers, directors, employees, representatives or agents for inclusion or incorporation by reference in any of the foregoing documents.

     Section 4.12  Tax Matters.

          (a) Each of the Company and its Subsidiaries has timely filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by any of the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid or accrued for on the Most Recent Balance Sheet. None of the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim is pending by a Governmental Entity in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns. There are no Liens on any of the assets of any of the Company or its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (c) There is no dispute or claim concerning any Tax liability of any of the Company or any of its Subsidiaries either (i) claimed or raised by any authority in writing or (ii) as to which any of the Company (or employees responsible for Tax matters of the Company and its Subsidiaries) has knowledge based upon personal contact with any agent of such authority. Section 4.12 of the Company Disclosure Schedule lists those Tax Returns since 1996 that have been audited, and indicates those Tax Returns currently that are the subject of audit and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. The Company has delivered or made available to Parent correct and complete copies of all federal, state and foreign income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries since January 1, 1996.

          (d) None of the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) None of the Company and its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. None of the Company nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code
Section 280G. None of the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section
897(c)(1)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). None of the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement. Neither the Company nor any of its Subsidiaries has agreed or been requested to make any adjustment under Code
Section 481(a), by reason of a change in accounting method or otherwise, which would have a material adverse effect on the Company or any of its Subsidiaries. None of the Company nor any of its Subsidiaries (i) has been a member of an affiliated group within the meaning of Code Section 1504(a) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any Person (other than any of the Company or its Subsidiaries), as a transferee or successor, by contract, or otherwise. For purposes of this Agreement, "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, value added, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States Internal Revenue Service or any taxing authority (whether domestic or foreign including, without limitation, any state, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes.

     Section 4.13  Benefit Plans; ERISA.

          (a) Section 4.13 of the Company Disclosure Schedule sets forth a complete list of all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), as well as any bonus, incentive compensation, stock, stock option or similar program or arrangements currently maintained, or contributed to, or required to be maintained or contributed to, by the Company or any other person that, together with the Company, is treated as a "single employer" under Section 414 of the Code (each a "Commonly Controlled Entity") for the benefit of any current or former employees, officers, directors or independent contractors of the Company or any Subsidiary and with respect to which the Company or any Subsidiary has any liability (collectively, the "Plans") as well as all employment, consulting, severance, termination, change in control or similar individual agreements (the "Employee Agreements").

          (b)  The Company has provided, or has caused to be provided, to Parent
(i) current, accurate and complete copies of each Plan and each Employee Agreement, and all amendments thereto, and trust or funding agreements with respect thereto; (ii) the two (2) most recent annual actuarial valuations, if any, prepared for each Plan; (iii) the two (2) most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA in connection with each Plan or related trust; (iv) a statement of alternative form of compliance pursuant to Department of Labor Regulation ss.2520.104-23, if any, filed for each Plan which is an "employee pension benefit plan" as defined in
Section 3(2) of ERISA for a select group of management or highly compensated employees; (v) the most recent determination letter received from the IRS, if any, for each Plan and related trust which is intended to satisfy the requirements of Section 401(a) of the Code; (vi) if the Plan is funded, the most recent annual and periodic accounting of Plan assets; and (vii) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Plan.

          (c) No Plan provides welfare benefits (whether or not insured) with respect to current or former employees of the Company beyond their retirement or other termination of service other than coverage mandated by applicable law, or benefits the full cost of which is borne by the current or former employee (or such employee's beneficiary).

          (d) Each Plan has been administered in accordance with its terms and in compliance with the applicable provisions of ERISA and the Code and all other applicable law.

          (e) All Plans (other than a multiemployer plan) intended to be qualified under Section 401(a) of the code have been the subject of determination letters from the Internal Revenue Service to the effect that such Plans are qualified and exempt from Federal income taxes under Section 401(a) and 501(a), respectively, of the Code as amended at least through the statutory changes implemented under the Tax Reform Act of 1986 (or is within the period during which such plan may be submitted to the Internal Revenue Service pursuant to Section 401(b) of the Code to obtain qualification retroactive to inception), and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened, nor has any such Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification.

          (f) No "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Plan.

          (g) The Company and each Commonly Controlled Entity have made all payments with respect to all periods through the date hereof, and will make a pro-rata payment for the period ending as of the Closing Date, in each case which are required by each Plan, each related trust, or by law to be made to, or with respect to each Plan (including all insurance premiums or intercompany charges with respect to each Plan).

          (h) Neither the Company nor any Commonly Controlled Entity presently sponsors, maintains, contributes to, nor is the Company nor any Commonly Controlled Entity required to contribute to, nor has the Company nor any Commonly Controlled Entity ever sponsored, maintained, contributed to, or been required to contribute to, a pension plan which is subject to Title IV of ERISA.

          (i)  Neither  the  Company   nor  any   Commonly   Controlled   Entity
participates in, has ever participated in, or is otherwise obligated to contribute to, any multi-employer plan subject of Title IV of ERISA.

          (j) Except as provided in the Company Disclosure Schedule, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. No payment or benefit which will or may be made by the Company, Parent, any Subsidiary, Acquisition Company or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(l) of the Code.

     Section 4.14 Environmental Matters. The Company and its Subsidiaries are in compliance with all Environmental Laws (as defined herein) and have obtained Permits which are required under any Environmental Law. For purposes of this Agreement, "Environmental Laws" shall mean all federal, state and local law (including, without limitation, common law), judicial decisions, regulations, rules, judgments, Orders and decrees which pertain to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata); the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Material (as defined herein); and underground and above ground storage tanks, including connective piping, and releases or threatened releases therefrom.

          (a) Except as would not reasonably be expected to have a Company Material Adverse Effect, during the period beginning six years prior to the date hereof, the Company and its Subsidiaries have not received any notice from any Governmental Entity or any written notice by any other Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damage, personal injuries, or penalties) arising out of, based on or resulting from (i) the presence or release into the environment of any Hazardous Material (as defined herein) at any location, whether or not owned or operated by the Company or any of its Subsidiaries, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. For purposes of this Agreement, "Hazardous Materials" shall mean chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products.

          (b) Except as would not reasonably be expected to have a Company Material Adverse Effect: (i) there has been no release, emission, discharge, disposal or presence of Hazardous Materials at any facility owned or operated by the Company or its Subsidiaries under circumstances at levels which would require reporting thereof to the applicable Governmental Entity or at which investigation or cleanup would be required under applicable Environmental Laws which has not been remediated and all material liabilities with respect thereto satisfied or discharged; and (ii) there are no remediation obligations, costs or expenses currently required to be incurred by the Company and its Subsidiaries relating to the Environmental Laws.

          (c) The Company and its Subsidiaries have heretofore made available true and correct copies of all internal and third-party environmental audits, studies, reports and records in their possession or control.

     Section 4.15 Certain Events. Except as contemplated by this Agreement, since December 31, 1999 until the Offer Closing, there have not been and shall not have been any events, occurrences or developments which, individually or in the aggregate, have had or would be reasonably likely to result in a Company Material Adverse Effect, except for general economic changes or changes that affect the industry of the Company or any Subsidiary generally, and changes in the Company's business after the date hereof attributable solely to actions taken by Parent or Acquisition Company. Since December 31, 1999 until the Offer Closing, or as provided for in this Agreement, there has not been (a) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any redemption or other acquisition by the Company of any Shares; (b) any split, combination or reclassification of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (c)(i) any granting by the Company or any of the Subsidiaries to any officer or key employee of the Company or any of the Subsidiaries of any increase in compensation, except in the ordinary course of business or as was required under employment agreements set forth on Section 4.15 of the Company Disclosure Schedule or (ii) any entry into, or amendment or modification to, by the Company or any Subsidiary, any employment, severance or termination agreement with any such officer of key employee or any grant by the Company or any Subsidiary to any such officer or key employee of any increase in severance or termination pay, except as was required under employment, severance or termination agreements set forth on
Section 4.15 of the Company Disclosure Schedule or any adoption, amendment or modification to any bonus, profit sharing, severance, incentive or other Plan for the benefit of any officers, directors or employees of the Company or any of its Subsidiaries; (d) any damage, destruction or loss, whether or not covered by insurance, that has or would be reasonably likely to have a Company Material Adverse Effect; (e) any change in accounting methods, principles or practices by the Company or any Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles; (f) any delay or postponement of the payment of accounts payable and other liabilities outside the ordinary course of business consistent with past practice by the Company or its Subsidiaries; (g) any entry by the Company or any of its Subsidiaries into any transaction with, any of its directors, officers and employees outside the ordinary course of business consistent with past practice; or (h) any making of any other change in the employment terms for any of the directors, officers and employees of the Company or any of its Subsidiaries except in the case of non-officer employees in the ordinary course of business consistent with past practice.

     Section 4.16 Patents and Other Proprietary Rights. The Company and its Subsidiaries own or have a valid license or right to use all patents, trademarks, service marks, trade names, copyrights, trade secrets, know how, service marks and other intellectual property rights necessary to carry on their respective businesses (collectively, the "Company Intellectual Property").

          (a) Each item of Company Intellectual Property owned or used by any of the Company and its Subsidiaries immediately prior to the Offer Closing will be owned or available for use by the Company or the Subsidiary on identical terms and condition immediately subsequent to the Offer Closing. Each of the Company and its Subsidiaries has taken all necessary action to maintain and protect each item of Company Intellectual Property that it owns or uses.

          (b) Since 1996, none of the Company nor any of its Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties, and none of the Company nor any of its Subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the Company and its Subsidiaries must license or refrain from using any intellectual property rights of any third party). Except as set forth on Section 4.16(b) of the Company Disclosure Schedule, to the knowledge of any of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Company Intellectual Property rights.

          (c) Section 4.16(c) of the Company Disclosure Schedule identifies each patent or registration which has been issued to any of the Company or any of its Subsidiaries with respect to any of the Company Intellectual Property, identifies each pending patent application or application for registration which any of the Company or its Subsidiaries has made with respect to any of the Company Intellectual Property, and identifies each license, agreement, or other permission which any of the Company or any of its Subsidiaries has granted to any third party with respect to any of the Company Intellectual Property (together with any exceptions). The Company has delivered to Parent correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). Section 4.16(c) of the Company Disclosure Schedule also identifies each registered trademark used by any of the Company and its Subsidiaries in connection with any of its businesses. With respect to each item of Company Intellectual Property either required to be identified in Section 4.16(c) of the Company Disclosure Schedule or used by the Company or any of its Subsidiaries in connection with any of its businesses:

               (i) the Company and its Subsidiaries possess all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction;

               (ii)  the item  is not subject to any outstanding Order; and

               (iii) none of the Company or its  Subsidiaries has ever agreed to
indemnify   any   Person  for  or  against   any   interference,   infringement,
misappropriation, or other conflict with respect to the item.

          (d) Section 4.16(d) of the Company Disclosure Schedule identifies each item of Company Intellectual Property that any third party owns and that any of the Company and its Subsidiaries uses pursuant to license, sublicense, agreement, or permission. The Company has delivered to Parent correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Company Intellectual Property required to be identified in Section 4.16(d) of the Company Disclosure Schedule:

               (i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

               (ii) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder; and

               (iii) none of the Company nor any of its Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (e) To the knowledge of the Company, none of the Company and its Subsidiaries will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any intellectual property rights of third parties as a result of the continued operation of its businesses as presently conducted.

     Section 4.17  Real Property.

          (a) Title. The Company and/or its Subsidiaries, as the case may be, has good and marketable fee and leasehold title, as applicable, to the real
property  described  on  Section  4.17  of  the  Company   Disclosure   Schedule
(collectively, the "Property") subject only to the Permitted Encumbrances (hereinafter defined). The Property is all the real property owned or leased by the Company and/or its Subsidiaries, as applicable.

          (b) Leases. There are no leases, subleases, tenancies, licenses or other rights of occupancy or use or any amendments thereto, for any portion of the Property in effect on the date hereof other than those listed on Section
4.17 of the Company Disclosure Schedule (collectively, "Leases"). The Company and/or its Subsidiaries, as the case may be, has heretofore delivered to Purchaser true and complete copies of each of the Leases. Each of the Leases is presently in full force and effect. The Company and/or its Subsidiaries, as the case may be, has performed all obligations required to be performed by it under the Leases and is not in default under any Lease. No landlord under any of the Leases is currently in default or has been in default within the past twelve
(12) month under the respective Lease. There are no parties in possession or parties who have a right to possess the Property or any portion thereof other than the Company and/or its Subsidiaries, as the case may be. There are no brokerage or leasing commissions or other compensation agreements binding on the Company or any of its Subsidiaries.

          (c) Assignments and Guaranties. Neither the Company nor any of its Subsidiaries has assigned or guaranteed any lease of real property.

          (d) Defaults. No default or breach exists under any covenant, condition, restriction, right of way, easement, mortgage, deed of trust, Lien or license affecting the Property, or any portion thereof.

          (e) Assessments. Neither the Company nor any of its Subsidiaries has received a notice that any portion of the Property is subject to any proposed or pending special assessments.

          (f) Condemnation. There is no pending, nor to be the knowledge of the Company, threatened, condemnation or eminent domain proceeding affecting any portion of the Property.

          (g) Permits. The Company and its Subsidiaries possesses all permits, certificates of occupancy, licenses and approvals necessary or useful to occupy the Property and conduct their respective businesses thereon as currently conducted, and all such permits have been fully paid for and are in full force and effect.

          (h) Defects. Neither the Company nor any of its Subsidiaries has actual knowledge of any latent defects in either the structural components or the electrical, HVAC, plumbing, mechanical or security systems of any Property that would cost more than Fifty Thousand Dollars ($50,000) per site to repair or remedy such defects, or more than Six Hundred Thousand Dollars ($600,000) in the aggregate for all of the Property to repair. As used herein, a "latent defect" is one that would not normally be discovered by reasonable and customary inspection of the Property.

          (i) Access. All means of access to the Property (i) are permanent and no special access or other permits from the applicable governmental authorities are required to operate and maintain such means of access, and (ii) are obtained from public streets, sidewalks, alleys or other public space without the need for easements, rights-of-way, or licenses, or across lands or premises not included within the Property.

          (j) Binding Commitments. Neither the Company nor any of its Subsidiaries has made or will make any commitments or representations to the applicable Governmental Entities, any adjoining or surrounding property owners, any civic association, any utility, or any other Person that would in any manner be binding upon Parent, Acquisition Company or the Property. To the knowledge of the Company, no such commitments or representations were made by any of the Company's or its Subsidiaries' predecessors in title.

          (k) Compliance with Laws. To the best of the Company's and its Subsidiaries' knowledge, the Property is in compliance with all applicable laws, orders, ordinances and regulations. No improvements on the Property constitute non-conforming structures under applicable zoning laws, and the present use of the Property is not a non conforming use, a use permitted by variance or special exception or a use permitted pursuant to any conditions that have not been fully performed. Neither the Company nor any of its Subsidiaries has received a notice of any violations or pending zoning change from any governmental authority.

     Section 4.18 State Takeover Statutes. The Board of Directors of the Company has unanimously approved the terms of this Agreement and the consummation of the Offer, the Merger and the other transactions contemplated by this Agreement, and such approval constitutes approval of this Agreement and the transactions contemplated hereby by such Board. Section 203 of the DGCL is inapplicable to the Transactions. No other state takeover statute is applicable to the Offer, the Merger or there other transactions contemplated hereby.

     Section 4.19 Brokers or Finders. The Company represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Donaldson, Lufkin & Jenrette and GreenGrass Holdings, whose fees and expenses shall be paid by the Company in accordance with the Company's agreement with such firm, a true and complete copy of which has heretofore been furnished to Parent or Acquisition Company.

     Section 4.20 Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Donaldson, Lufkin & Jenrette, dated the date of this Agreement, to the effect that, as of such date, the Offer Price is fair, from a financial point of view, to the stockholders of the Company. A written copy of such opinion has been delivered by the Company to Parent.

     Section 4.21 Vote Required. The affirmative vote of a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the "Stockholders' Approval") is the only vote of the holders of the Company's capital stock necessary to adopt this Agreement and the transactions contemplated hereby and to approve the Merger.

     Section 4.22 Deposit and Disbursement Accounts. The Company has heretofore provided to Parent lists of all banks and other financial institutions at which either the Company or any of its Subsidiaries maintains deposits and/or other accounts as of the Closing

Date including the name of each depository, the name in which the account is held and the complete account number.

     Section 4.23 Year 2000 Compliance. To the extent materially necessary to operate the business of the Company, all computer hardware, software, databases, systems and other computer equipment (collectively, "Software") used by the Company or the Subsidiaries can be used during and after the calendar year 2000, and shall operate during each such time period, without error relating to the processing, calculating, comparing, sequencing or other use of date data, except to the extent that a failure to do so would not reasonably be expected to have a Company Material Adverse Effect.

     Section 4.24  Title to Assets; Tangible Assets.

          (a) The Company and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the personal property and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet, free and clear of all Liens, except for Permitted Encumbrances.

          (b) The Company and its Subsidiaries own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted. Each such tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear).

     Section 4.25 Contracts. Section 4.25 of the Company Disclosure Schedule lists the following written Contracts to which any of the Company or any of its Subsidiaries is a party:

          (a) any agreement(or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $100,000 per annum;

          (b) any agreement(or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, or involve total consideration in excess of $500,000;

          (c) any agreement(or group of related agreements) under which it has created, incurred, assumed, or guaranteed any Indebtedness in excess of $100,000, including any capital lease obligation, or under which it has imposed a Lien on any of its assets, tangible or intangible;

          (d) any agreement concerning confidentiality, noncompetition or any other similar agreement which restricts or may hereafter restrict the geographic or operational scope of the business of the Company or any of its Subsidiaries or the ability of the Company or any of its Subsidiaries to enter into new lines of business;

          (e)  any collective bargaining agreement;

          (f) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $75,000 or providing severance benefits;

          (g) any agreement under which it has advanced or loaned in an amount in excess of $25,000 to any of its directors, officers, and employees outside the ordinary course of business consistent with past practices;

          (h)  any  other  agreement  (or  group  of  related   agreements)  the
performance of which involves consideration in excess of $250,000.

     The Company has delivered to Parent a correct and complete copy of each written agreement listed in Section 4.25 of the Company Disclosure Schedule (as amended to date). There are no oral material agreements to which the Company or any of its Subsidiaries is a party. With respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect; and (ii) the agreement does not require the Consent of the other contracting party to the transactions contemplated hereby; except that such enforceability
(x) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (y) is subject to general principles of equity, (iii) to the Company's knowledge, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; (iv) to the Company's knowledge, no party has repudiated any provision of the agreement; and (v) no 280(g) liability under the Code would be triggered under such agreement in connection with the transactions contemplated by this Agreement.

     Section 4.26 Insurance. Section 4.26 of the Company Disclosure Schedule sets forth a complete and correct list of all insurance policies (other than welfare benefit insurance policies) which are held by the Company, which name the Company as an insured (or loss payee). Except as set forth on Section 4.26 of the Company Disclosure Schedule, all such insurance policies are in full force and effect and the Company has not received written notice of cancellation of any such insurance policies. With respect to each such insurance policy:

          (a)  the policy is legal, valid, binding and enforceable;

          (b)  the  policy  will   continue  to   be  legal,   valid,   binding,
enforceable, and in full force and effect following the consummation of the transactions contemplated hereby;

          (c) neither any of the Company nor any of its Subsidiaries, nor to the Company's knowledge, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred, to the Company's knowledge, which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy;

          (d) to the Company's knowledge, no party to the policy has repudiated any provision thereof; and

          (e) no notice of termination or notice of work/changes required to continue the insurance at present premium levels has been received by the Company or any of its Subsidiaries.

     Section 4.27 Expenses. The aggregate expenses incurred or to be incurred by the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement, including the Offer and the short-form Merger (including but not limited to any amount paid pursuant to the Waiver and Debt Satisfaction Agreements (other than the Restated Credit Agreement Amendment No.
2), other prepayment fees on outstanding debt, broker fees, accountants and legal fees, internal out-of-pocket expenses of the Company, transaction bonuses to directors (other than the Chief Executive Officer), any fees and expenses associated with termination of all Affiliated Transactions and Securities Laws Compliance Fees and amounts payable pursuant to Section 4.19) but excluding management bonuses, fees and expenses associated solely with the long-form merger incurred after the Acceptance Date or fees and expenses associated with the Payment Agent (collectively, the "Company Expenses"), will not exceed $4,810,000 (the "Company Expense Cap"). Section 4.27 of the Company Disclosure Schedule lists all of the Company Expenses, the obligee or payee thereof and those parties that have entered into agreements with the Company, with respect to the Company Expenses (as in effect on the date hereof, the "Expense Agreements"). Each Expense Agreement is in full force and effect as of the date hereof.

     Section 4.28 Employees. To the knowledge of the Company, no executive, key employee, or group of employees has any plans to terminate employment with any of the Company and its Subsidiaries. None of the Company and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of the Company nor any of its Subsidiaries has committed any unfair labor practice. The Company has no knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Company and its
Subsidiaries. All payments due from the Company and its Subsidiaries for employee health and welfare insurance have been paid or accrued as a liability on the books of such Company or Subsidiary.

     Section 4.29 Inventory. The inventory of the Company and its Subsidiaries consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries.

     Section 4.30 Notes and Accounts Receivable. All notes and accounts receivable of the Company and its Subsidiaries have arisen from arm's length bona fide transactions and are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the



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

Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Effective Time in accordance with the past custom and practice of the Company and its Subsidiaries.

     Section 4.31 Certain Business Relationships with the Company and its Subsidiaries. None of the officers or directors of the Company or any of its Subsidiaries nor any of their respective Affiliates has been involved in any business arrangement or relationship with the Company or its Subsidiaries within the past 12 months, and none of the officers or directors of the Company or any of its Subsidiaries nor any of their respective Affiliates owns any asset, tangible or intangible, which is used in the business of any of the Company and its Subsidiaries (all of the foregoing being "Affiliated Transactions").

     Section 4.32  Major Customers and Suppliers.

          (a) Major Customers. Section 4.32 of the Company Disclosure Schedule contains a list of the five largest customers of each of the three business segments, including distributors, of the Company and its Subsidiaries for each of the two (2) most recent fiscal years (determined on the basis of the total dollar amount of net sales) showing the total dollar amount of net sales to each such customer during each such year. As of the date of this Agreement, the Company has no knowledge that any of the customers listed on Section 4.32 of the Company Disclosure Schedule will not continue to be customers of the Company after the Merger Closing at substantially the same level of purchases as heretofore.

          (b) Major Suppliers. Section 4.32 of the Company Disclosure Schedule contains a list of the ten largest suppliers to the Company and its Subsidiaries for each of the two (2) most recent fiscal years (determined on the basis of the total dollar amount of purchases) showing the total dollar amount of purchases from each such supplier during each such year. As of the date of this Agreement, the Company has no knowledge that any of the suppliers listed on Section 4.32 of the Company Disclosure Schedule will not continue to be suppliers to the Company after the Merger Closing and will not continue to supply the Company with substantially the same quantity and quality of goods at competitive prices.

          (c)  Sales  Representatives.  Neither  the  Company  nor  any  of  its
Subsidiaries  has,  nor has had in the  last  twelve  months,  any  franchisees.
Section 4.32 of the Company Disclosure Schedule contains (i) a list of all Persons that currently sell the Company's Products (defined below) on a commission basis pursuant to a Contract with the Company (collectively, "Sales Representatives"), and identifies such Sales Representatives with whom the Company currently has a written Contract regarding the sale of the Company's Products, (ii) a sample copy of all written sales representative or dealer Contracts, and (iii) a description of all material oral Contracts with any Sales Representative. The Company has paid all commissions due any Sales Representative where the failure to pay such amount would cause such obligation to be in default of the Company's Contract with such Sales Representative. Except as set forth on Section 4.32 of the Company Disclosure Schedule, the Company has not terminated any Sales Representative in the last six months. Each Sales Representative which has been terminated in the last six months (i) has been paid all commissions due such Sales Representative which were accrued in the ordinary course, (ii) was terminated in accordance with all applicable Laws and with any Contract the Company had with such Sales Representative and (iii) is not currently involved in any dispute with the Company relating to such termination. As used herein, the term "Products" means any and all products currently or at any time previously manufactured, distributed or sold by the Company, or by any predecessor of the Company under any brand name or mark under which products are or have been manufactured, distributed or sold by the Company and its Subsidiaries.

     Section 4.33 Product Warranty and Product Liability. Section 4.33 of the Company Disclosure Schedule contains a true, correct and complete copy of the Company's standard warranties, guarantees or indemnities with respect to sales of Products (including applicable guaranty, warranty and indemnity provisions) and, except as stated therein, there are no warranties, guarantees, commitments or obligations with respect to the return, repair or replacement of Products (except as implied by law). Section 4.33 of the Company Disclosure Schedule contains a description of all Product liability claims and similar litigation relating to Products manufactured, leased, delivered or sold, or services rendered, which are presently pending or which to the Company's knowledge are threatened, or which have been asserted or commenced against the Company within the last two years (whether or not covered by insurance). There are no defects in design, construction or manufacture of Products which would adversely affect performance or create any unusual risk of injury to persons or property. Within the past two years, none of the Products has been the subject of any replacement, field fix, retrofit, modification or recall campaign by the Company. The Products have been designed and manufactured so as to meet and comply with all governmental standards and specifications in effect at the time of sale and have received all governmental approvals necessary to allow their sale and use.

     Section 4.34 Non-Compete Agreements. Except as set forth on Section 4.34 of the Company Disclosure Schedule, the Company has enforced non-compete agreements to which it or any of its Subsidiaries is a party in all instances in which the Company has been made aware of a violation of the non-competition covenant set forth in a particular non-compete agreement.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES OF
                         PARENT AND ACQUISITION COMPANY

     Except as set forth in the schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule") and making reference to the particular section of this Agreement to which exception is being taken, Parent and Acquisition Company represent and warrant to the Company as follows:

     Section 5.1 Organization and Qualification. Parent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquisition Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
Each of Acquisition and Acquisition Company has the requisite power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary.

     Section 5.2 Authority, Validity and Effect of Agreements. Each of Parent and Acquisition Company has all necessary power and authority to execute and deliver this Agreement and the Stock Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Agreement by Parent and Acquisition Company and the consummation by Parent and Acquisition Company of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the Boards of Directors of Parent and Acquisition Company and by the members of Parent and no other proceedings on the part of Parent or Acquisition Company are necessary to authorize or approve this Agreement and the Stock Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement and the Stock Agreement have been duly executed and delivered by each of Parent and Acquisition Company and, assuming the due and valid authorization, execution and delivery by the Company, constitutes a valid and binding obligation of each of Parent and Acquisition Company enforceable against each of them in accordance with its respect terms.

     Section 5.3  No Conflict; Required Filings and Consents.

          (a) None of the execution and delivery of this Agreement or the Stock Agreement by Parent or Acquisition Company, the consummation by Parent or Acquisition Company of the transactions contemplated hereby or the compliance by Parent or Acquisition Company with any of the provisions hereof will: (i) conflict with or violate the organizational documents of Parent or Acquisition Company; (ii) conflict with or violate any statute, ordinance, rule, regulation, order, judgment or decree applicable to Parent or Acquisition Company, or any of their subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected; or (iii) result in a Violation pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Acquisition Company, or any of their respective subsidiaries, is a party or by which any of their respective properties or assets may be bound or affected.

          (b) None of the execution and delivery of this Agreement by Parent and Acquisition Company, the consummation by Parent and Acquisition Company of the transactions contemplated hereby or the compliance by Parent and Acquisition Company with any of the provisions hereof will require any Consent of any Governmental Entity, except for: (i) compliance with any applicable requirements of the Exchange Act; (ii) the filing of the Certificate of Merger pursuant to the DGCL; and (iii) compliance with the HSR Act.

     Section 5.4 Information. None of the information supplied or to be supplied in writing specifically by Parent and Acquisition Company for inclusion in (a) the Offer Documents; (b) the Proxy Statement; or (c) the Other Filings will, at the respective times filed with the SEC or such other Governmental Entity and, in addition, in the case of the Proxy

Statement, at the date it or any amendment or supplement is mailed to the Company's stockholders, at the time of the Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     Section 5.5 Sufficient Funds. Parent is a newly formed entity which has conducted no business other than in connection with the transactions contemplated by this Agreement. Acquisition Company and the Company have entered into financing agreements with General Electric Capital Corporation, Credit Agricole Indosuez, GS Mezzanine Partners II, L.P. and GS Mezzanine Partners Offshore II, L.P. (the "Financing Agreements") pursuant to which the Company is to obtain, subject to the terms and conditions therein, funds which, together with the $72,500,000 received and to be received by Parent, shall be sufficient to consummate the transactions contemplated hereby, the MM Agreement, the Option Waiver and Consent Agreements, the Stock Agreement and repayment of outstanding Indebtedness of the Company and to pay all related fees and expenses (the "Financings"). Parent has delivered true, correct and complete copies of the Financing Agreements and the Stock Agreement to the Company. The Financing Agreements and the Stock Agreement are in full force and effect and have not been amended or terminated in any manner adverse to the Company.

     Section 5.6 Brokers. Except for the engagement of Chartwell Investments II, L.L.C., none of Parent, Acquisition Company, nor any of their respective subsidiaries, officers, directors or employees, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement or the Stock Agreement for or with respect to which the Company is or might be liable.

     Section 5.7  Acquisition Company.

          (a) Parent owns all of the outstanding capital stock of Acquisition Company. At all times prior to the Merger, no Person other than Parent has owned, or will own, any of the outstanding capital stock of Acquisition Company. Acquisition Company was formed by Parent solely for the purpose of engaging in the transactions contemplated by this Agreement.

          (b) There are not as of the date of this Agreement, and there will not be at the Effective Time, any outstanding or authorized options, warrants, calls, rights, commitments or any other agreements of any character which Acquisition Company is a party to, or may be bound by, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of its capital stock.

          (c) As of the date of this Agreement and the Effective Time, except for obligations incurred in connection with this Agreement or the transactions contemplated hereby, Acquisition Company has not and will not have incurred, directly or indirectly through any other corporation, any obligations or liabilities of any kind or engaged in any activities of any type of kind whatsoever or entered into any arrangement or arrangements with any person or entity.

     Section 5.8 Knowledge. The executive officers of Parent and Acquisition Company have no actual knowledge of any breaches of the Company's representations or warranties as of the date of this Agreement the effect of which, individually or in the aggregate, would have a Company Material Adverse Effect.

     Section 5.9  Sophistication.

          (a) Parent and Acquisition Company are acquiring the Shares under this Agreement solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Neither Parent nor Acquisition Company will offer to sell or otherwise dispose of the Shares in violation of the Securities Act or any comparable state law.

          (b) Parent and Acquisition Company are each an "accredited investor" within the meaning of Rule 501(a) contained in Regulation D promulgated under the Securities Act.

          (c) Parent and Acquisition Company have been given the opportunity to ask questions of, and to receive answers from, the Company and its representatives and have received information relating to the business and affairs of the Company.

          (d) Parent and Acquisition Company are each a sophisticated investor with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks inherent in an investment in securities such as the Shares, and the financial position of each Parent and Acquisition Company is such that it can afford to retain the Shares for an indefinite period of time without realizing any direct or indirect cash return on its investment.

                                   ARTICLE VI

                                    COVENANTS

     Section 6.1 Conduct of Business of the Company. Except as required by this Agreement or with the prior written consent of Parent, from the date of this Agreement until the earlier of the date the Shares are accepted for purchased by Acquisition Company or the Company in the Offer (the "Acceptance Date") (or such later date and the Board of Directors shall be reconstituted pursuant to Section 1.3(a)) or the termination of this Agreement, the Company shall and shall cause each of the Subsidiaries to conduct its operations only in the ordinary and usual course of business in a manner consistent with past practice and, to the extent consistent therewith, each of the Company and its Subsidiaries shall use its commercially reasonable efforts to preserve in all material respects its business organization intact and maintain its existing relations with customers, suppliers, employees and business associates. Without limiting the generality of the foregoing, and except as otherwise required or contemplated by this Agreement or as set forth in Section 6.1 of the Company Disclosure

Statement, the Company shall not, and shall not permit any of the Subsidiaries to, until the earlier of the termination of this Agreement or the Acceptance Date, without the prior written consent of Parent:

          (a)  amend  its  certificate/articles  of  incorporation,   bylaws  or
similar organizational documents;

          (b) acquire, sell, lease or dispose of any assets in excess of $500,000, other than in the ordinary and usual course of business and consistent with past practice;

          (c) incur or modify any Indebtedness, other than in the ordinary and usual course of business and consistent with past practice;

          (d) issue, reissue or sell or authorize the issuance, reissuance or sale of additional shares of capital stock of any class, or shares convertible into capital stock of any class, or any rights, calls, commitments, warrants or options to acquire any capital stock or shares convertible into capital stock, other than the issuance of Shares pursuant to the exercise Company Options or Warrants or pursuant to the conversion of Convertible Debentures that are outstanding on the date hereof and identified on Section 4.3 of the Company Disclosure Schedule;

          (e) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any class or series of its capital stock, except for dividends between the Company and any Subsidiary which is wholly-owned by the Company;

          (f) split, combine, subdivide, reclassify or, directly or indirectly, redeem, purchase or otherwise acquire, recapitalize or reclassify, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other shares or liquidate in whole or in part;

          (g) except as required by law (i) enter into, amend or extend any employment, collective bargaining, severance or termination agreement (ii) grant any increase in severance or termination pay to, any officers, directors or employees; (iii) increase the compensation of any of its directors or officers, or increase the compensation of any other employees outside the ordinary course of business consistent with past practice, (iv) adopt, amend, modify, or terminate any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or take any such action with respect to any other Plan), or (v) make any other change in employment terms for any of its directors, officers, and employees.

          (h) (i) except as may be required or contemplated by this Agreement, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person (other than wholly-owned Subsidiaries of the Company), except in the ordinary and usual course of business and consistent with past practices, (ii) make any loans, advances or capital contributions to, or investments in, any other Person (other than to wholly-owned Subsidiaries of the Company), other than in the ordinary and usual course of business or (iii) make capital expenditures in excess of an aggregate of $750,000;

          (i) change any accounting methods, principles or practices materially affecting their assets, liabilities or business, except insofar as may be required by a change in generally accepted accounting principles;

          (j) make any material Tax election or settle or compromise any material income Tax liability;

          (k) the Company shall not settle or compromise any claim (including in arbitration) or litigation involving payments by the Company in excess of $125,000 individually, or $350,000 in the aggregate, which is not subject to insurance reimbursement;

          (l) enter into any Contract (or series of related Contracts) either involving more than $250,000 or outside the ordinary course of business consistent with past practice;

          (m) postpone the payment of accounts payable and other liabilities outside the ordinary course of business consistent with past practice;

          (n)  enter into any Affiliated Transactions; or

          (o) authorize or agree in writing or otherwise to take any of the foregoing actions.

     Section 6.2 Access to Information. From the date hereof until the earlier of the termination of this Agreement or the Effective Time, the Company will, and will cause the Subsidiaries, and each of its and their respective officers, directors, employees, counsel, advisors financing sources and other representatives (collectively, the "Company Representatives") to (a) provide Parent and Acquisition Company and their respective officers, employees, counsel, advisors, financing sources and representatives (collectively, the "Parent Representatives") access, during normal business hours and upon reasonable notice, to the offices and other facilities and to the books, records, financial statements and other documents and materials relating to the financial condition, assets and liabilities of the Company and its Subsidiaries, and will permit Parent and Acquisition Company to make inspections of such as either of them may reasonably require; (b) furnish Parent, Acquisition Company and the Parent Representatives, to the extent available, with such other information with respect to the business of the Company and the Subsidiaries as Parent and Acquisition Company may from time to time reasonably request; and (c) confer and consult with the Parent Representatives, as Parent may reasonably request, to report on operational matters, financial matters and the general status of ongoing business operations of the Company; provided, however, that all requests for such access, inspection, information or consultations pursuant to this Section 6.2 shall be made through David Evans, Chairman of the Executive Committee of the Board of Directors, or such other person as he shall designate in writing to Parent. Unless otherwise required by Law and except as is necessary to disseminate the Offer Documents, Parent and Acquisition Company will, and will cause the Parent Representatives to hold any such information in confidence until such time as such information otherwise becomes publicly available through no wrongful act of Parent, Acquisition Company or the Parent Representatives, in accordance with the Confidentiality Agreement, dated as of September 29, 1999, between Parent and the Company (the "Confidentiality Agreement").

     Section 6.3 Further Assurances. Each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, the Offer, the Merger and the Financing. If at any time after the Effective Time any other action is necessary or desirable to carry out the purposes of this Agreement, the parties hereto shall take or cause to be taken all such necessary action, including, without limitation, the execution and delivery of such further instruments and documents as may be reasonably requested by the other party for such purposes or otherwise to consummate and make effective the transactions contemplated hereby. In addition, if at any time prior to the Effective Time any event or circumstance relating to either the Company or Parent or Acquisition Company or any of their respective Subsidiaries should be discovered by the Company or Parent, as the case may be, and which should be set forth in an amendment to the Offer Documents, the discovering party will promptly inform the other party of such event or circumstance and promptly take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to the shareholders of the Company, in each case as to the extent required by applicable Law. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, the proper officers and directors of each party to this Agreement, as the case may be, shall take all such necessary action.

     Section 6.4  Consents.

          (a) Each of the parties will use its commercially reasonable best efforts to obtain as promptly as practicable all Consents of any Governmental Entity or any other Person required in connection with the consummation of the transactions contemplated by the Offer, the Merger and this Agreement and all Consents listed on Schedule 6.4 of the Company Disclosure Schedule.

          (b) The parties hereto shall take all actions necessary to file as soon as practicable all notifications, filings, and other documents required to obtain all Consents or waivers, including, without limitation, under the HSR Act, and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission, the Antitrust Division of the Department of Justice and any other Governmental Entity for additional information or documentation in connection therewith.

          (c) The Company shall give prompt notice to Parent of the occurrence of any Company Material Adverse Effect. Each of the Company and Parent shall give prompt notice to the other of the occurrence or failure to occur of an event that would, or, with the lapse of time would cause, any condition to the consummation of the Offer or the Merger not to be satisfied.

          (d) Any party hereto shall promptly inform the others of any material communication from the United States Federal Trade Commission, the Department of Justice or any other domestic or foreign government or Governmental Entity regarding any of the transactions contemplated by this Agreement. If any party or any Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Parent will advise the Company promptly in respect of any understandings, undertakings or agreements (oral or written) which Parent proposes to make or enter into with the Federal Trade Commission, the Department of Justice or any other domestic or foreign Governmental Entity in connection with the transactions contemplated by this Agreement.

     Section 6.5 Publicity. The initial press releases with respect to the execution of this Agreement shall be acceptable to Parent and the Company. Thereafter, so long as this Agreement is in effect, neither the Company, Parent nor any of their respective Affiliates shall issue or cause the publication of any press release with respect to the Merger, the Offer, this Agreement or the other transactions contemplated hereby without the prior consultation of the other parties, except as may be required by law.

     Section 6.6  Employee Matters.

          (a) The Surviving Corporation shall honor, in accordance with their terms, and shall make required payments when due under, all Plans maintained or contributed to by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party (including, but not limited to, employment, incentive and severance agreements and arrangements), after giving effect to the New Management Agreements, that are applicable with respect to any employee, director or stockholders of the Company or any of its Subsidiaries (whether current, former or retired) or their beneficiaries; provided, however, that the foregoing shall not preclude the Surviving Corporation from amending or terminating any such Plan in accordance with its terms. Parent, Acquisition Company and the Company each acknowledge that consummation of the Offer shall constitute a "Change in Control" for purposes of each Plan in which such concept is relevant, as set forth on Section 6.6(a) of the Company Disclosure Schedule, notwithstanding any provision of any such Plan to the contrary.

          (b) As of the date hereof, employees of the Company shall no longer be given the opportunity to purchase shares of Company Common Stock pursuant to the Company's Option Plans (other than pursuant to Company Options presently outstanding). The Company shall provide its employees with any requisite notices of the termination of such opportunity on a timely basis.

     Section 6.7  No Solicitation.

          (a) The Company shall not, and shall not authorize or permit any of its Subsidiaries or any of its or its Subsidiaries' officers, directors, employees or agents to, directly or indirectly, solicit, participate in or initiate discussions or negotiations with, or provide any non-public information to any Person (other than Parent, Acquisition Company or any of their Affiliates or representatives) (a "Third Person") concerning any proposal or inquiry relating to any merger, consolidation, tender offer, exchange offer, sale of all or substantially all of the Company's assets, sale of shares of capital stock or similar business combination transaction involving the Company or any principal operating or business unit of the Company or its Subsidiaries (an "Acquisition Proposal"). In the event that, after the date of this Agreement and prior to the purchase of shares of Company Common Stock pursuant to the Offer, the Board of Directors receives an unsolicited written Acquisition Proposal and the Board of Directors determines, in good faith and after consultation with its financial advisor and legal counsel, that the Acquisition Proposal may lead to a Superior Proposal (defined below), the Board of Directors may do any or all of the following: (w) withdraw, modify or change the Board of Directors' approval or recommendation of this Agreement, the Offer or the Merger, (x) approve or recommend to the Company's stockholders an Acquisition Proposal, (y) engage in discussions and negotiations related thereto (subject to the provisions of this Section 6.7), and (z) terminate this Agreement upon compliance with Section 8.1(c). The Board of Directors shall not take the action described in clause
(w), (x), (y) or (z) above until after the Board of Directors shall have given Parent written notice stating the Board of Directors' proposed conduct hereunder and setting forth the information specified in Section 6.7(c) hereof with respect to any Acquisition Proposal which the Board of Directors intends to negotiate, accept or recommend. Notwithstanding anything contained in this Agreement to the contrary, the exercise of the Company's or its Board of Directors' rights under this Section 6.7 shall not constitute a breach of this Agreement by the Company. Nothing in this Section 6.7(a) shall prevent the Board, after prior written notice thereof to Parent, from furnishing information to a Third Person which has made a bona fide Acquisition Proposal that the Board reasonably determines may lead to a Superior Proposal and that was not solicited in violation of this Agreement, provided that, with respect to any person that is not currently party to a confidentiality agreement with the Company, such person has executed an agreement with confidentiality, standstill and other provisions substantially similar to those then in effect between the Company and Parent. "Superior Proposal" means any proposal made by a Third Person to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the equity securities of the Company entitled to vote generally in the election of directors or all or substantially all the assets of the Company, if and only if, the Board reasonably determines (after consultation with its financial advisor and counsel) (i) that the proposed transaction would be more favorable from a financial point of view to its stockholders than the Offer and the Merger and the transactions contemplated by this Agreement, taking into account at the time of determination any changes to the terms of this Agreement which as of that time had been proposed by Parent, and (ii) that the person or entity making such Acquisition Proposal is capable of consummating such Acquisition Proposal (based upon, among other things, the availability of financing and the degree of certainty of obtaining financing, the expectation of obtaining required regulatory approvals and the identity and background of such person).

          (b)  Subject to  Section  6.7(a)  hereof,  nothing  contained  in this
Section 6.7 shall prohibit the Company or its Board of Directors from taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making such disclosure to the Company's stockholders or otherwise which, in the judgment of the Board of Directors, after consultation with its legal counsel, is necessary under applicable law or the rules of any stock exchange or failure so to disclose would be inconsistent with its fiduciary duties to the Company's stockholders under applicable law.

          (c) The Company shall promptly, but in any event within three business days, advise Parent in writing of any Acquisition Proposal or any inquiry regarding the making of an Acquisition Proposal, including any request for information, the material terms and conditions of such request, Acquisition Proposal or inquiry and the identity of the Person making such request, Acquisition Proposal or inquiry. The Company shall keep Parent reasonably informed of the status and details, including any amendments or proposed amendments, of any such request, Acquisition Proposal or inquiry.

          (d) The Company shall not engage in any discussions or negotiations with a Third Party relating to an Acquisition Proposal pursuant to Section 6.7(a)(y) unless it shall first notify Parent in writing. If within 10 business days after the giving of such notice to Parent, the Company has not terminated such discussions or negotiations, Parent may upon not less than 48 hours prior written notice to the Company terminate this Agreement.

     Section 6.8 Notification of Certain Matters. Parent and the Company shall promptly notify each other of (a) the occurrence or non-occurrence of any fact or event which would be reasonably likely (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Offer Closing or (ii) to cause any covenant, condition or agreement hereunder not to be complied with or satisfied in all material respects; and (b) any failure of the Company, Parent or Acquisition Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by in hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder.

     Section 6.9  Indemnification and Insurance.

          (a) Acquisition Company and Parent agree that for a period of six years from the Effective Time, the Surviving Corporation will maintain all rights to indemnification now existing in favor of the current or former directors, officers, employees and fiduciaries of the Company as provided in the Company's certificate of incorporation and bylaws or otherwise in effect under any agreement on the date of this Agreement listed on Section 6.9 of the Company Disclosure Schedule. In addition, Acquisition Company and the Parent agree that the certificate of incorporation and bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Company's certificate of incorporation and bylaws on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Acceptance Date in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of the Company in respect of actions or omission occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by Law. Notwithstanding the six-year period specified in the foregoing sentences, in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

          (b) The Surviving Corporation will at all times exercise the powers granted to it by its certificate of incorporation, its bylaws, and by applicable Law to indemnify and hold harmless to the fullest extent permitted by applicable Law present or former directors, officers, employees, fiduciaries and agents of the Company against any threatened or actual claim, action, suit, proceeding or investigation made against them arising from their service in such capacities (or service in such capacities for another enterprise at the request of the Company) prior to and including the Effective Time, including, without limitation, with respect to matters relating to this Agreement.

          (c) Parent agrees that the Surviving Corporation, shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' and controlling stockholders' liability insurance, if any, maintained by the Company with respect to matters (including all riders thereto) occurring at or prior to the Effective Time
(including,   without   limitation,   the  transactions   contemplated  by  this

Agreement); provided, that, the Surviving Corporation may substitute therefor substantially comparable policies and provided, that, such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and provided, further, that the Surviving Corporation shall not be required to pay an annual premium in excess of 300% of the last annual premium paid by the Company prior to the date hereof and if the Surviving Corporation is unable to obtain the insurance required by this Section 6.9(c) it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

          (d) This Section 6.9 is intended to benefit the current and former directors, officers, controlling shareholders, employees and fiduciaries of the Company and shall be binding on all successors and assigns of the Company and the Surviving Corporation.

     Section 6.10 Performance by the Purchaser and Company. Parent hereby agrees to make the $72,500,000 capital contribution (the "Capital Contribution") if all other conditions to the Offer have been satisfied or waived by Parent and to cause Acquisition Company to comply with its obligations hereunder. Upon the purchase by Acquisition Company of a majority of the outstanding Shares pursuant to the Offer, Acquisition Company hereby agrees, subject to Section 1.3 hereof, to cause the Company to comply with its obligations hereunder and under the Offer and to cause the Company to consummate the Merger as contemplated herein.

     Section 6.11 No Waivers or Amendments. The Company shall not, without the prior written consent of Parent and, after the Offer Closing but prior to the Effective Time, without the approval of a majority of the Independent Directors (if the effect thereof would be detrimental to the stockholders of the Company):
(a) amend, terminate or otherwise modify or waive any provision of any Waiver and Debt Satisfaction Agreement, MM Agreement, Option Waiver and Consent Agreements, any Expense Agreement or Financing Agreements, or enter into any new agreements which are the subject matter thereof, or (b) incur or pay any Company Expenses (including those incurred or paid prior to the date hereof) the result of which would be that the Company Expenses exceeds the Company Expense Cap; provided, that, the Company may incur additional Company Expenses in excess of the Company Expense Cap not to exceed $500,000 (the "Additional Expenses") relating solely to circumstances arising after the date hereof beyond the reasonable control of the Company, including but not limited to governmental intervention or delay or governmental or third party litigation.

     Section 6.12  Matters Relating to the Financing Agreements.

          (a) Parent shall be primarily responsible for any matters with respect to the Financing Agreements regarding the Financing; provided, however, that (i) the Company shall have received prior notice of, and shall be kept reasonably informed of the ongoing status of, any such matters, (ii) the Company shall take all such actions as are reasonably requested by Parent in connection with any such matters, including but not limited to any amendments thereto or waivers thereof requested by Parent provided such actions are consistent with this Agreement, and (iii) Parent shall conduct any such matters reasonably and in good faith.

Parent shall use its commercially reasonable efforts to close the Financing on terms of the Financing Agreements. Parent and the Company shall use commercially reasonable efforts to satisfy on or before the expiration of the Offer all requirements of the Financing Agreements which are conditions to closing the transactions constituting the Financing and to drawing the cash proceeds thereunder.

          (b) Following receipt by either the Company or any of its Affiliates, on the one hand, or Parent or any of its Affiliates, on the other hand, of any written or oral communication to the effect that any lender is contemplating not providing the Financing or is terminating or canceling or modifying in any material respect the Financing Agreements, or that the Financing is unlikely to be obtained, the Company or Parent, as the case may be, shall immediately communicate such event to the other party and provide such other party with a true and complete copy of any such written communication.

     Section 6.13 Financial Statements. The Company shall furnish to Parent within twenty (20) days after the end of each month, commencing with the month ending March 31, 2000, an unaudited consolidated balance sheet and related statements of operations and cash flows of the Company and its Subsidiaries for such month and for the period of the Company's fiscal year ended at the end of such period.

     Section 6.14 Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Offer Closing and the Merger, provided, that, no stockholder or Affiliate of the Company, nor any stockholder, partner, officer, director, employee, agent or representative of any of the foregoing, shall have any liability for any breach or inaccuracy of any of the representations and warranties of the Company.

     Section 6.15 Breach of Representations and Warranties. Neither the Company nor any of its Subsidiaries shall knowingly and intentionally take or fail to take any action that could reasonably be expected to result in the representations and warranties contained in Article IV being untrue or incorrect.

                                  ARTICLE VII

                              CONDITIONS TO MERGER

     Section 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a)  the Offer Closing shall have occurred;

          (b) the Stockholders' Approval, if required by applicable law, shall have been obtained;

          (c) all necessary waiting periods applicable to the Merger under the HSR Act shall have expired or been earlier terminated; and

          (d) no temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that prior to invoking this condition, the party so invoking this condition shall have complied with its obligations under Section
6.4 hereof and the parties hereto shall have used reasonable best efforts to lift or remove such order, injunction, restraint or prohibition.

                                  ARTICLE VIII

                                   TERMINATION

     Section 8.1 Termination. This Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after the Stockholders' Approval is obtained:

          (a) By mutual written consent of the Company, Parent and Acquisition Company.

          (b) By either the Company, on the one hand, or Parent, on the other hand if any Governmental Entity shall have issued an Order or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such Order shall have become final and nonappealable.

          (c) By the Company acting through the Board of Directors prior to the purchase of shares of Company Common Stock pursuant to the Offer, as provided in
Section 6.7(a) hereof; provided, that, in order for the termination of this Agreement pursuant to this Section 8.1(c) to be deemed effective, the Company shall have complied with all provisions of Section 6.7 hereof, including the notice provisions therein, and with the applicable requirements, including the payment of the Termination Fee and confirmation of the agreement to pay Parent Expenses (as defined below), of Section 8.3 hereof.

          (d)  By the Company (acting through the Board of Directors).

               (i) in the event that the Offer expires or is terminated in accordance with its terms without any Shares being purchased thereunder; provided, that, the failure of the Company to fulfill any obligation under this Agreement has not been the cause of, or resulted in, the failure to purchase shares of Company Common Stock pursuant to the Offer; or

               (ii) if there shall have been a breach or failure to perform on the part of Parent or Acquisition Company of any of their representations, warranties, covenants or agreements contained in this Agreement and such breach or failure to perform has a material adverse effect on the ability of Parent or Acquisition Company to consummate the Offer or the Merger, and, with respect to any such breach or failure to perform that is reasonably capable of being remedied within the time periods set forth below, the breach or failure to perform is not remedied prior to the earlier of (x) 10 days after the Company has furnished Parent with written notice of such breach or failure to perform or
(y) two business days prior to the date on which the Offer expires.

          (e) By Parent or Acquisition Company:

               (i) if prior to the Acceptance Date, the Board of Directors of the Company shall (A) withdraw, modify or change its approval or favorable recommendation so that it is not in favor of this Agreement, the Offer or the Merger or shall have resolved to do any of the foregoing, or (B) approve or have recommended to the Company's stockholders an Acquisition Proposal, take any public position or make any disclosure to the Company Stockholders which has the effect of doing any of the foregoing;

               (ii) (A) if the Company shall have materially breached any of its obligations under Section 6.7 hereof or (B) pursuant to Section 6.7(d);

               (iii) in the event that the Offer expires or is terminated in accordance with its terms without any Shares being purchased thereunder; provided, that, the failure of Parent to fulfill any obligation under this Agreement has not been the cause of, or resulted in, the failure to purchase shares of Company Common Stock pursuant to the Offer; or

               (iv) if prior to the Offer Closing, (A) the representations and warranties of the Company set forth in this Agreement shall not be true and accurate in all material respects, in each instance as of the date of consummation of the Offer as though made on or as of such date (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period) and the effect thereof is a Company Material Adverse Effect, or (B) the Company shall have breached or failed to perform or comply in any material respect with any obligation, agreement or covenant required by this Agreement to be performed or complied with by it, and, with respect to any such breach or failure to perform that is reasonably capable of being remedied within the time periods set forth below, the breach or failure to perform is not remedied prior to the earlier of (x) 10 days after Parent has furnished the Company with written notice of such breach or failure to perform or (y) two business days prior to the date on which the Offer expires.

     Section 8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1 hereof, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made and this Agreement shall forthwith become null and void, and there shall be no liability on the part of the Company, Parent or Acquisition Company or their respective directors, officers, employees, stockholders, representatives, agents or advisors other than, with respect to the Company, Parent or Acquisition Company, the obligations pursuant to this
Section 8.2, Section 8.3, Article IX and the last sentence of Section 6.2.

     Section 8.3   Fees, Expenses and Other Payments.

          (a) Subject to Section 8.3(b) hereof or as otherwise provided in this Agreement or in any Expense Agreements, all costs and expenses (including any expenses related to any claims or litigation in connection with the transactions contemplated by this Agreement, or any settlement thereof), including, without limitation, fees and disbursements of counsel, financial advisors and accountants and other out-of-pocket expenses, incurred or to be incurred by the parties hereto in connection with the Offer, the Merger, this Agreement and the other transactions contemplated hereby, shall be borne solely and entirely by the party which has incurred such costs and expenses; provided, however, that all costs and expenses related to the filing, printing and mailing of the Offer Documents, the Schedule TO and the Proxy Statement shall be borne by the Company (collectively, the "Securities Law Compliance Fees").

          (b) (i) In the event that this Agreement is terminated by the Company pursuant to Section 8.1(c) hereof or by Parent pursuant to Section 8.1(e)(i)(A) (other than by reason of the Financing sources advising the Company or Parent that they will not provide the Financing for any reason other than as set forth in Sections (iv) or (v)(d) of Annex A hereto), Section 8.1(e)(i)(B) or Section 8.1(e)(ii)(A) hereof, the Company shall pay to Parent by certified check or wire transfer to an account designated by Parent or its designees, immediately following receipt of a request therefor, an amount equal to $2.3 million (the "Termination Fee") plus Parent Expenses (as defined in Section 8.3(c).

               (ii)  In the event  the  Company  (A)  enters  into a  definitive agreement with respect to a Third Party Transaction (defined below) within one year of termination of this Agreement with a third party or any of its affiliates and other persons acting in concert with them (collectively, a "Third Party Acquiror") that had publicly announced an Acquisition Proposal (or has otherwise been publicly disclosed) prior to the termination of this Agreement, and (B) if this Agreement is terminated either (x) by the Company pursuant to
Section 8.1(d)(i) as a result of the Minimum Condition failing to be satisfied by the Expiration Date as it may have been extended pursuant hereto (other than as a result of a material or willful breach by Parent or Acquisition Company of their obligations hereunder) or (y) by Parent pursuant to Section 8.1(e)(iii) as a result of the Minimum Condition failing to be satisfied by the Expiration Date of the Offer as it may have been extended pursuant hereto (other than as a result of a breach by the Company of its obligations under Section 6.7 as to which Section 8.3(b)(i) shall be applicable), the Company shall pay in cash to Acquisition Company or its designees upon signing the Third Party Transaction the Termination Fee. For purposes of this Agreement, the term "Third Party Transaction" shall mean (1) a merger, consolidation or other business combination with any such Third Party Acquirer, (2) the sale or transfer to such Third Party Acquirer of, or the acquisition of beneficial ownership by such Third Party Acquirer of, 40% or more of the Company Voting Securities (as defined herein) or (3) the sale or transfer of 40% or more (in market value) of the assets of the Company and its Subsidiaries on a consolidated basis, to any such Third Party Acquirer, upon which event the Termination Fee and Parent Expenses shall become immediately payable in cash. For purposes of this Agreement, "Company Voting Securities" shall mean Company Common Stock or securities or similar interests, warrants, options or other rights to acquire Company Common Stock or securities convertible or exchangeable into shares of capital stock of the Company which entitles the holder to vote generally in the election of directors.

               (iii) In the event that this Agreement is terminated pursuant to Section 8.1(e)(ii)(B), and within one year from termination Company enters into a Third Party Transaction with the Person or with any other person acting in concert with such Person with whom the Company was holding discussions or negotiations at the time of the termination of this Agreement, Company shall pay to Acquisition Company or its designees the Termination Fee.

               (iv) If requested by Parent, at any time after the Effective Time, the Company shall pay or cause to be paid in cash all Parent Expenses (as defined below) including a Transaction Fee payable to Chartwell Investments II, L.L.C.

          (c) In the event that this Agreement is terminated (i) by the Company or Parent because the Company or Parent has been advised by the Financing sources that they will not provide the Financing contemplated by the Financing Agreements as a result of a material breach of this Agreement by the Company (in the case of breaches of representations or warranties only if such breaches would individually or in the aggregate have a Company Material Adverse Effect) or (ii) by Parent pursuant to Section 8.1(e)(iv) or Section 8.1(e)(ii)(B), then the Company shall pay to Parent, promptly upon receipt, but in no event later than two business days following receipt of reasonable supporting documentation, all actual and reasonably documented expenses incurred by or on behalf of Parent, its stockholders or Acquisition Company in connection with or in anticipation of the Offer, the Merger, this Agreement, the Stock Agreement and the consummation of the transactions contemplated hereby and in the Stock Agreement (including all fees and expenses of outside counsel, experts, Financing sources, investment bankers, accountants and consultants incurred by Parent in connection with or related to the due diligence, authorization, preparation, negotiation, execution and performance of the transactions contemplated hereby and by the Stock Agreement) (the "Parent Expenses") not to exceed $2,500,000; provided, that, such Parent Expense payment shall be limited to $1.0 million under this Section 8.3(c) in the event such termination is due solely to: (x) a Company Material Adverse Effect arising out of events occurring after the date hereof other than as a result of intentional act or omission by the Company or its Subsidiaries, officers, directors or affiliates as to which the consequences thereof having a Company Material Adverse Effect would be reasonably foreseeable. In the event that Parent terminates this Agreement solely as the result of the breach by the Company of Section 6.11(b) hereof, Parent shall not be entitled to reimbursement of Parent Expenses.

          (d) If the circumstances set forth in Section 8.3(b)(ii) occur, and the Company is not otherwise obligated to pay promptly to Parent the Parent Expenses, the Company shall pay $1.0 million of Parent Expenses to Parent immediately upon termination of this Agreement and the Company shall pay the balance of such Parent Expenses (not to exceed an additional $1.5 million) if and when the Termination Fee becomes due pursuant to such Section 8.3(b)(ii).

                                   ARTICLE IX

                                  MISCELLANEOUS

     Section 9.1  Amendment  and  Modification.  Subject to  applicable  law and
Section 1.3 hereof, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective Boards of Directors, at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement by the stockholders of the Company, no such amendment, modification or supplement shall make any alteration or change not permitted under Section 251(d) of the DGCL.

     Section 9.2  Entire Agreement; Assignment.

          (a) This Agreement (including the documents and the instruments referred to herein, including but not limited to the Stock Agreement) and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

          (b) Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that Parent and Acquisition Company may assign their rights and obligations under this Agreement to one or more of their wholly-owned Subsidiaries, but such assignment shall not relieve either Parent or Acquisition Company of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. This Agreement is not intended to confer upon any person other than Parent, Acquisition Company and the Company any rights or remedies hereunder.

     Section 9.3 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

     Section 9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopies (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or Acquisition Company, to:

               PlayCore Holdings, Inc.
               c/o Chartwell Investments II, L.L.C.
               717 Fifth Avenue
               23rd Floor
               New York, New York 10022
               Telephone:  (212) 521-5500
               Telecopy:    (212) 521-5533
               Attention:    Michael S. Shein

               with a copy to:

               Akin, Gump, Strauss, Hauer & Feld, L.L.P.
               1333 New Hampshire Avenue, N.W.
               Suite 400
               Washington, D.C. 20036
               Telephone:  (202) 887-4000
               Telecopy:  (202) 887-4288
               Attention:  Russell W. Parks, Jr.

               if to the Company, to:

               Terrence Malone
               PlayCore, Inc.
               15 West Milwaukee Street
               Janesville, WI  53545
               Telephone:  (608) 741-7183
               Telecopy:    (608) 741-7191

               with a copies to:

               David S. Evans
               c/o Green Grass Holdings
               190 South LaSalle Street, Suite 2830
               Chicago, IL  60603
               Telephone:  (312) 795-6300
               Telecopy:    (312) 795-0455

               Foley & Lardner
               Firstar Center
               777 East Wisconsin Avenue
               Milwaukee, Wisconsin 53202-5367
               Telephone:  (414) 271-2400
               Telecopy:   (414) 297-4900
               Attention:  Benjamin F. Garmer, III

               Mark D. Gerstein
               Latham & Watkins
               233 South Wacker Drive, Suite 5800
               Chicago, IL  60606
               Telephone:  (312) 876-7666
               Telecopy:   (312) 993-9767

     Section 9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section 9.6 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 9.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 9.8 Obligation of Parent. Whenever this Agreement requires Acquisition Company or the Surviving Corporation to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Acquisition Company or the Surviving Corporation to take such action.

     Section 9.9  Certain Definitions. As used in this Agreement:

          (a) the term "Affiliate" as applied to any person shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting shares, by contract or otherwise, including any director or executive officer of such Person;

          (b) the term "Company Material Adverse Effect" means any event, change, occurrence, effect, fact or circumstance, (except for events, changes, occurrences, effects, facts or circumstances resulting (i) from general economic or financial market conditions, (ii) actions taken by any party in accordance with this Agreement, (iii) public announcements relating to the transactions contemplated by this Agreement, or conditions previously disclosed to Parent in this Agreement) having, or which could reasonably be expected to have, a material adverse effect on (A) the ability of the Company to perform its material obligations under this Agreement or to consummate the transactions contemplated hereby or (B) the business, results of operations, condition (financial or otherwise), assets, liabilities (actual or contingent), properties, or cash flows of the Company and its Subsidiaries, taken as a whole.

          (c) the term "knowledge" shall mean the actual knowledge of the executive officers of the Company after reasonable investigation, including consultation with the principal executive officers of each of the operating Subsidiaries;

          (d) the term "Permitted Encumbrances" means: (i) encumbrances for assessments, taxes, water, sewer and other similar charges not yet due and payable or that the Company and/or its Subsidiaries (as applicable) is contesting in good faith through appropriate proceedings; (ii) recorded easements, rights of way, highway and railroad crossings, vault rights, sewers, electric and other utility lines, telegraph and telephone lines, and other recorded covenants, conditions and restrictions as to the use of the Property;
(iii) the Leases; (iv) all recorded encumbrances relating to Liens securing borrowed money to be released at or prior to the Merger Closing; provided, that, such encumbrances referred to in clauses (i), (ii) and (iii) above do not materially impair the use, value or marketability of the Property; and

          (e) the term "Subsidiary" or "subsidiaries" means, with respect to Parent, the Company or any other Person, any corporation, partnership, joint venture or other legal entity of which Parent, the Company or such other Person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests.

     Section 9.10 Specific Performance. THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF IN ANY COURT OF THE UNITED STATES OR ANY STATE HAVING JURISDICTION, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY.

     Section 9.11  No Third Party  Beneficiary.  Except as provided  pursuant to
Section 6.9 hereof, the terms and provisions of this Agreement are intended solely for the benefit of the parties hereto and their respective successors and assigns and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

     Section 9.12 Interpretation. The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". The words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders. The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to April 13, 2000. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question or intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     Section 9.13 Waivers. At any time prior to the Effective Time, either the Company (acting through the Board of Directors of the Company acting with the recommendation of the Board of Directors), on the one hand, or Parent and Acquisition Company, on the other hand, may waive any failure of the other party to comply with any obligation, covenant, agreement or condition herein by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     IN WITNESS WHEREOF, the Company, Parent and Acquisition Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                            PLAYCORE, INC.



                                            By:   /s/
                                                  ------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------


                                            PLAYCORE HOLDINGS, INC.



                                            By:   /s/
                                                  ------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------


                                            JASDREW ACQUISITION CORP.



                                            By:   /s/
                                                  ------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

                                                                         ANNEX A

                             CONDITIONS TO THE OFFER


     Capitalized terms used but not defined in this Annex A shall have the meanings set forth in the Agreement and Plan of Merger (the "Agreement") of which this Annex A is a part.

     Notwithstanding any other provision of the Offer, subject to the provisions of the Agreement, the Company and Acquisition Company shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC (including those relating to the obligation of the Company to pay for, or return tendered Shares promptly after termination or withdrawal of the Offer), pay for any Shares pursuant to the Offer, and the Company and Acquisition Company may delay their acceptance for payment of or, subject to the restriction referred to above, its payment for, any tendered Shares, and, subject to the provisions of the Agreement, the Company and Acquisition Company may amend or terminate the Offer and not accept for payment any tendered Shares, if (i) any applicable waiting period or approval under the HSR Act and any applicable foreign antitrust law, regulation or rule has not expired or been terminated or obtained, (ii) the Minimum Condition has not been satisfied, (iii) the Company and Acquisition Company have not received or have available the proceeds of the Financing contemplated by the Financing Documents, including but not limited to funds sufficient to (w) finance the purchase of the Shares and other securities which the Company and Acquisition Company are agreeing to pay for and purchase pursuant to the Offer, the Stock Agreement, the MM Agreement and the Option Waiver and Consent Agreements, (x) pay the Cash Merger Consideration pursuant to the Merger, (y) redeem the Company's then outstanding Convertible Debentures and repay the Company's existing outstanding Indebtedness and (z) the fees and expenses required to be paid by the Company in connection with the transactions contemplated by the Agreement, (iv) the Company or Acquisition Company is not reasonably satisfied that this Agreement, the Stock Agreement, the Acquisition Company Option, the Waiver and Debt Satisfaction Agreement, the MM Agreement and the Option Waiver and Consent Agreements are then in full force and effect, or
(v) at any time on or after the date of the Agreement and prior to the acceptance of Shares for payment pursuant to the Offer, any of the following events shall occur:

          (a) there shall be instituted or pending or threatened by any Governmental Entity any suit, action or proceeding which (i) (A) seeks to impose material limitations on the ability of the Company or Acquisition Company to pay for or purchase some or all of the Shares pursuant to the Offer or the Merger,
(B) renders the Company or Acquisition Company unable to, accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer or the Merger, (ii) seeks to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the transactions contemplated by the Agreement, (iii) seeks to obtain from the Company or Acquisition Company any damages (including damages against the Company's or Acquisition Company's directors or officers for which they may seek indemnification from the Company or Acquisition Company) that would reasonably be expected to have a Material Adverse Effect on the Company, or (iv) challenges the acquisition by the Company or Acquisition Company of any Shares pursuant to the Offer;

          (b) there shall have been any statute, rule, regulation, judgment, order or injunction promulgated, entered, enforced, enacted or issued by any Governmental Entity applicable to the Offer or the Merger other than the application of the waiting period provision of the HSR Act to the Offer or the Merger which is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (iv) of paragraph (a) above;

          (c) the Agreement shall have been terminated in accordance with its terms;

          (d) the representations and warranties of the Company set forth in this Agreement shall not be true and accurate in all respects, in each instance as of the date of consummation of the Offer as though made on or as of such date (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period), and the effect thereof, either individually or in the aggregate, is a Company Material Adverse Effect, or the Company shall have breached or failed to perform or comply in any material respect with any obligation, agreement or covenant required by this Agreement to be performed or complied with by it, and, with respect to any such breach or failure to perform that is reasonably capable of being remedied within the time periods set forth below, the breach or failure to perform is not remedied prior to the earlier of (x) 10 days after Parent has furnished the Company with written notice of such breach or failure to perform or (y) two business days prior to the date on which the Offer expires;

          (e) the Company and Acquisition Company shall not have received by the Expiration Date such certificates of officers of the Company and/or opinions of nationally recognized valuation and/or appraisal firms (in form and substance reasonably satisfactory to the Company and Acquisition Company) as their respective Boards of Directors may reasonably require, substantially to the effect that the value of the Company's assets shall exceed its liabilities following the consummation of the Offer and the Merger and that the Offer and the Merger shall not impair the Company's capital within the meaning of Section 160 of the DGCL or impair the ability of the Company to pay their respective obligations as they come due;

          (f) there shall have occurred (i) any general suspension of trading in securities on the New York Stock Exchange, which suspension or limitation shall continue for at least three consecutive trading days, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iii) a commencement of a war, armed hostilities or other international or national calamity directly involving the United States that would reasonably be expected to have a material adverse impact on the capital markets of the United States, (iv) any limitation (whether or not mandatory) by any United States Governmental Authority on the extension of credit generally by banks or other lending institutions, (v) a change in general financial, bank or capital market conditions which materially and adversely affects the ability of financial institutions in the United States to extend credit or syndicate loans, or (vi) a decline of at least 30% in the Standard & Poor's 500 Index from the close of business on the date of the Agreement; or

          (g) the failure of Parent to make the Capital Contribution to Acquisition Company;

which, in the judgement of the Company or Acquisition Company, subject to the terms of the Agreement and regardless of the circumstances giving rise to any such condition, makes it inadvisable to proceed with the Offer or with such acceptance for payment, purchase of, or payment for Shares.

     The failure by the Company or Acquisition Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any right, and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.